UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NYSE Euronext

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

May 4, 2007

Dear NYSE Euronext Stockholder:

You are cordially invited to attend the 2007 annual meeting of stockholders of NYSE Euronext scheduled for Thursday, June 7, 2007, at 8:00 a.m., New York time, at 11 Wall Street, New York, New York 10005. The Board of Directors and management look forward to greeting you.

Enclosed you will find a notice of annual meeting of stockholders setting forth the business that we expect to come before the meeting, our proxy statement, a form of proxy card and our annual report on Form 10-K, as amended, for the fiscal year ended December 31, 2006. Please review these documents carefully.

The agenda for this year’s meeting includes the election of directors and ratification of the appointment of our independent auditors. Our Board of Directors recommends that you vote FOR both the election of directors and ratification of the appointment of our independent auditors.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed proxy statement, please submit your proxy through the Internet or by touch-tone telephone using the procedures described on the proxy card. Alternatively, you may wish to complete, sign, date and promptly return the proxy card by mail in the self-addressed envelope that we have included for your convenience. No postage is required if it is mailed in the United States. Submitting the proxy before the annual meeting will not preclude you from voting in person at the annual meeting should you decide to attend.

We must receive votes submitted via the Internet or by touch-tone telephone by 11:59 p.m., New York time, on June 6, 2007 in order for them to be counted at the Annual Meeting. We encourage you to vote via the Internet using the control number that appears on the front of your proxy card and to choose to view future mailings electronically rather than receiving them on paper.

On behalf of the Board of Directors, thank you for your continued support.

John A. Thain Chief Executive Officer	Jean-François Théodore Deputy Chief Executive Officer

To Vote by Internet and to Receive Materials Electronically

Read the Proxy Statement

Go to the website (www.proxyvote.com) that appears on your proxy card.

Enter the control number found in the shaded box on the front of your proxy card and follow the simple instructions.

Choose to receive an e-mail notice when proxy statements and annual reports are available for viewing over the Internet. You will cut down on bulky paper mailings, help the environment, and lower expenses paid by NYSE Euronext, your company.

NYSE EURONEXT

11 WALL STREET

NEW YORK, NY 10005

NOTICE OF

2007 ANNUAL MEETING OF STOCKHOLDERS

May 4, 2007

The 2007 annual meeting of stockholders (the “Annual Meeting”) of NYSE Euronext, a Delaware corporation (the “Company”), will be held Thursday, June 7, 2007, at 8:00 a.m., New York time, at 11 Wall Street, New York, New York 10005, for the following purposes:

1. To elect twenty-two members of the Company’s Board of Directors to serve until the 2008 annual meeting of stockholders.

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Additional information regarding the matters to be acted on at the Annual Meeting is included in the Company’s accompanying proxy statement.

The record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof, was the close of business on April 27, 2007. A list of the stockholders of record as of April 27, 2007 will be available for inspection during ordinary business hours at the Company’s offices located at 20 Broad Street, New York, NY 10005, from May 24, 2007 to June 6, 2007, as well as at the Annual Meeting.

In accordance with our security procedures, all persons attending the Annual Meeting must present their photo identification and submit to screening by metal detector and x-ray examination of all packages, handbags and luggage.

You have the right to receive this notice and vote at the Annual Meeting if you were a stockholder of record at the close of business on April 27, 2007. Whether or not you expect to attend the Annual Meeting, stockholders are requested to vote their shares via the Internet or by touch-tone phone using the procedures described on the proxy card or to sign, date and return the enclosed proxy card in the envelope provided. We must receive votes submitted via the Internet or by touch-tone telephone by 11:59 p.m., New York time, on June 6, 2007 in order for them to be counted at the Annual Meeting.

By Order of the Board of Directors,

Jan-Michiel Hessels Chairman of the Board of Directors	Marshall N. Carter Deputy Chairman of the Board of Directors

TABLE OF CONTENTS

PAGE
INTRODUCTION	1

CERTAIN TERMS	2

SOLICITATION OF PROXIES	3
General	3
Who may solicit proxies	3
Costs of soliciting proxies	3

VOTING	3
Stockholders entitled to vote and shares outstanding	3
Voting and Ownership Limitations	3
How to vote	5
Revoking a proxy	6
Broker authority to vote	6
Quorum	7
Votes necessary to adopt proposals	7
Certain stockholder-related matters	7

AVAILABILITY OF CERTAIN DOCUMENTS	7
Householding of Annual Meeting materials	7
Additional information	8
Stockholders List	8

ELECTION OF DIRECTORS	8
Board of Directors	8
2007 Annual Meeting	8
Nominees for Election to the Board of Directors for a Terms Expiring in 2008	9
Board Recommendation	14

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	14
Fees Paid to Independent Registered Public Accounting Firm	15
Board Recommendation	15

CORPORATE GOVERNANCE	15
Overview	15
Requirements for Directors in our Certificate of Incorporation	16
Director Independence	16
Annual Performance Evaluations	18
Meetings and Committees	18
Audit Committee	18
Report of the Audit Committee	19
Human Resources and Compensation Committee	20
Nominating and Governance Committee	21
Technology Committee	22
Meeting of Non-management Directors	22
Employee Complaint Procedures for Accounting, Internal Accounting Controls or Auditing Matters and Procedures for Communications with the Chairman of the Board	22

EXECUTIVE OFFICERS	23
Executive Officers and Significant Employees	23

-i-

-ii-

NYSE EURONEXT

11 WALL STREET

NEW YORK, NY 10005

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS

JUNE 7, 2007

INTRODUCTION

This proxy statement and the accompanying proxy card is being furnished in connection with a solicitation of proxies by the Board of Directors (“Board” or “Board of Directors”) of NYSE Euronext, a Delaware corporation (“NYSE Euronext”, the “Company”, “we”, “us” or “our”), to be used at our 2007 annual meeting of stockholders (the “Annual Meeting”) scheduled for Thursday, June 7, 2007, at 8:00 a.m., New York time, at 11 Wall Street, New York, NY 10005.

We are pleased to offer a webcast of our 2007 annual meeting. If you choose to view the webcast, go to www.nyseeuronext.com/investor relations shortly before the meeting time and follow the instructions provided. If you miss the meeting, you can view a replay of the webcast on that site until June 14, 2007. Please note that you will not be able to vote your shares via the webcast or ask questions via the webcast. If you plan to view the webcast, please submit your vote using one of the methods described in these materials by 11:59 p.m., New York time, on June 6, 2007.

The approximate date on which this proxy statement and the accompanying meeting notice, a form of proxy and our annual report on Form 10-K, as amended, for the fiscal year ended December 31, 2006 are first being sent to stockholders is May 4, 2007. Whenever we refer in this proxy statement to the “Annual Meeting,” we are also referring to any meeting that results from any postponement or adjournment of the June 7, 2007 meeting.

Holders of our common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on April 27, 2007, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, approximately 1,608 stockholders of record held approximately 263.9 million shares of our outstanding Common Stock, each of which is entitled to one vote for each matter to be voted on at the Annual Meeting, subject to the voting limitations described below.

We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you execute the attached proxy card or vote by Internet or touch-tone telephone, the individuals designated on that card (Jan-Michiel Hessels, Marshall N. Carter, John A. Thain and Jean-François Théodore) will vote your shares according to your instructions. If any matter other than the election of directors and ratification of the appointment of our independent auditors is presented at the Annual Meeting, the designated individuals will, to the extent permissible, vote all proxies in the manner that the Board may recommend or, in the absence of such recommendation, in the manner they perceive to be in the best interests of the Company.

If you execute the enclosed proxy card but do not give instructions, your proxy will be voted as follows: FOR the election of the nominees for directors named below, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, which we refer to as our independent auditors, for our fiscal year ending December 31, 2007 and otherwise in accordance with the recommendations of the Board or the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.

Information on how you may vote at the Annual Meeting (such as granting a proxy that directs how your shares should be voted, or attending the Annual Meeting in person), as well as how you can revoke a proxy, are contained in this proxy statement below under — Solicitation of Proxies and — Voting.

CERTAIN TERMS

Throughout this document, unless otherwise specified or the context otherwise requires:

•	“AMF” refers to Autoritè de Marchés Financiers;

•

“Archipelago” refers to Archipelago Holdings, Inc., a Delaware corporation, and its subsidiaries and, where the context requires, its predecessor, Archipelago Holdings, LLC, a Delaware limited liability company and its subsidiaries;

•

“combination agreement” refers to the Combination Agreement, dated as of June 1, 2006, as amended and restated as of November 24, 2006, by and among NYSE Group, Euronext, NYSE Euronext, and Jefferson Merger Sub, Inc., a Delaware corporation and a newly formed, wholly owned subsidiary of NYSE Euronext;

•	“Euronext” refers to Euronext N.V., a company organized under the laws of the Netherlands, and its subsidiaries;

•

“NYSE” refers to (1) prior to the completion of the merger between the New York Stock Exchange, Inc. and Archipelago, which occurred on March 7, 2006, New York Stock Exchange, Inc., a New York Type A not-for-profit corporation and a registered U.S. national securities exchange, and (2) after the completion of such merger on March 7, 2006, New York Stock Exchange LLC, a New York limited liability company and a registered U.S. national securities exchange, and, where the context requires, its subsidiaries, NYSE Market, Inc., a Delaware corporation, and NYSE Regulation, Inc., a New York not-for-profit corporation;

•

“NYSE Arca” refers to NYSE Arca, L.L.C., a Delaware limited liability company (formerly known as Archipelago Exchange, L.L.C.), and NYSE Arca, Inc., a Delaware corporation (formerly known as the Pacific Exchange, Inc.), and NYSE Arca Equities, Inc., a Delaware corporation (formerly known as PCX Equities, Inc.);

•	“NYSE Arca, Inc.,” where that specific term is used, refers to the entity registered as a U.S. national securities exchange (formerly known as the Pacific Exchange, Inc.);

•	“NYSE Group” refers to NYSE Group, Inc., a Delaware corporation, and its subsidiaries;

•	“NYSE Euronext” “we,” “us” and “our” or “the Company” refers to NYSE Euronext, a Delaware corporation, and its subsidiaries; and

•	“SEC” refers to the U.S. Securities and Exchange Commission.

SOLICITATION OF PROXIES

General

The attached proxy card allows you to instruct the designated individuals on how to vote your shares. You may vote in favor of, against, or abstain from voting on the ratification of the appointment of our independent auditors. With respect to the election of directors, you may vote in favor of all nominees, withhold your vote as to all nominees or withhold your vote as to specific nominees.

Who may solicit proxies

Directors, officers and employees of the Company may solicit proxies on behalf of the Board via regular and electronic mail, telephone, fax and personal contact. Georgeson, Inc. has been retained to assist in soliciting proxies in the United States at a fee of $10,000 plus distribution costs and other expenses. In addition, Fortis N.V. has been retained to assist in soliciting proxies in Europe and to act as our centralization agent in Europe at a fee of €7,500 plus distribution costs and other expenses.

Costs of soliciting proxies

The Company will pay the cost of soliciting proxies. Directors, officers and employees of the Company will receive no additional compensation for soliciting proxies. The Company will reimburse certain brokerage firms, banks, custodians and other fiduciaries for the reasonable mailing and other expenses they incur in forwarding proxy materials to the beneficial owners of stock that those brokerage firms, banks, custodians and fiduciaries hold of record.

VOTING

Stockholders entitled to vote and shares outstanding

You may vote your shares at the Annual Meeting only if you were a stockholder of record at the close of business on April 27, 2007 (the “Record Date”). As of the Record Date, approximately 263.9 million shares of Common Stock were issued and outstanding and the Company had no other class of equity securities issued and outstanding. Subject to the voting limitations described below, you are entitled to one vote for each share of Common Stock you own for each matter to be voted on at the Annual Meeting. The number of shares you own (and may vote) is listed on the proxy card.

Voting and Ownership Limitations

Our Certificate of Incorporation places certain ownership and voting limits on the holders of our Common Stock. Specifically, under our certificate of incorporation:

•

no Person (either alone or together with its Related Persons (each as defined in Annex A)) may beneficially own shares of our Common Stock representing in the aggregate more than 20% of the total number of votes entitled to be cast on any matter; and

•

no Person (either alone or together with its Related Persons) shall be entitled to vote or cause the voting of shares of our Common Stock representing in the aggregate more than 10% of the total number of votes entitled to be cast on any matter, and no Person (either alone or together with its Related Persons) may acquire the ability to vote more than 10% of the total number of votes entitled to be cast on any matter by virtue of agreements entered into by other persons not to vote shares of our outstanding capital stock.

In the event that a Person, either alone or together with its Related Persons, beneficially owns shares of our Common Stock representing more than 20% of the total number of votes entitled to be cast on any matter, such Person and its Related Persons shall be obligated to sell promptly, and NYSE Euronext shall be obligated to purchase promptly, at a price equal to the par value of such shares of stock and to the extent that funds are legally available for such purchase, that number of shares of our Common Stock necessary so that such Person, together with its Related Persons, shall beneficially own shares of our Common Stock representing in the aggregate no more than 20% of the total number of votes entitled to be cast on any matter, after taking into account that such repurchased shares shall become treasury shares and shall no longer be deemed to be outstanding.

In the event that a Person, either alone or together with its Related Persons, possesses more than 10% of the total number of votes entitled to be cast on any matter (including if it possesses this voting power by virtue of agreements entered into by other persons not to vote shares of our outstanding capital stock), then such Person, either alone or together with its Related Persons, will not be entitled to vote or cause the voting of these shares of our capital stock to the extent that such shares represent in the aggregate more than 10% of the total number of votes entitled to be cast on any matter, and NYSE Euronext shall disregard any such votes purported to be cast in excess of this percentage.

The voting limitations do not apply to a solicitation of a revocable proxy by or on behalf of NYSE Euronext or by any officer or director of NYSE Euronext acting on behalf of NYSE Euronext or to a solicitation of a revocable proxy by a NYSE Euronext stockholder in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This exception, however, does not apply to certain solicitations by a stockholder pursuant to Rule 14a-2(b)(2) under the Exchange Act, which permits a solicitation made otherwise than on behalf of NYSE Euronext where the total number of persons solicited is not more than ten.

Our Board of Directors may waive the provisions regarding ownership and voting limits by a resolution expressly permitting this ownership or voting (which resolution must be filed with and approved by the SEC and all required European regulators prior to being effective), subject to a determination of the Board that:

•	the acquisition of such shares and the exercise of such voting rights, as applicable, will not impair:

•

the ability of NYSE Euronext, NYSE Group or the NYSE, NYSE Market, Inc., NYSE Regulation, Inc., NYSE Arca, L.L.C., NYSE Arca, Inc. or NYSE Arca Equities, Inc. (together, the “U.S. regulated subsidiaries”) to discharge their respective responsibilities under the Exchange Act and the rules thereunder;

•	the ability of NYSE Euronext, Euronext or the European market subsidiaries to discharge their respective responsibilities under European exchange regulations;

•	the ability of the SEC to enforce the Exchange Act; or

•	the ability of European regulators to enforce European exchange regulations;

•

the acquisition of such shares and the exercise of such voting rights, as applicable, is otherwise in the best interests of NYSE Euronext, its stockholders, its U.S. regulated subsidiaries and its European market subsidiaries;

•

neither the Person obtaining the waiver nor any of its Related Persons is subject to any statutory disqualification (as defined in Section 3(a)(39) of the Exchange Act) if such Person is seeking to obtain a waiver above the 20% level;

•

neither the Person obtaining the waiver nor any of its Related Persons has been determined by a European regulator to be in violation of the laws or regulations adopted in accordance with the European Directive on Markets in Financial Instruments applicable to any European market subsidiary requiring such person to act fairly, honestly and professionally, if such person is seeking to obtain a waiver above the 20% level;

•

for so long as NYSE Euronext directly or indirectly controls NYSE Arca, Inc. or NYSE Arca Equities, Inc., or any facility of NYSE Arca, Inc., neither the person requesting the waiver nor any of its Related Persons is an ETP holder, an OTP holder or an OTP firm if such Person is seeking to obtain a waiver above the 20% level; and

•

for so long as NYSE Euronext directly or indirectly controls the NYSE or NYSE Market, neither the Person requesting the waiver nor any of its Related Persons is a member or member organization of the NYSE if such person is seeking to obtain a waiver above the 20% level.

In making these determinations, our Board of Directors may impose conditions and restrictions on the relevant stockholder or its Related Persons that it deems necessary, appropriate or desirable in furtherance of the objectives of the Exchange Act, the European exchange regulations and the governance of NYSE Euronext.

For purposes of these provisions, a “European market subsidiary” means a “market operator,” as defined by the European Directive on Markets in Financial Instruments, that:

•	was owned by Euronext on April 4, 2007 and continues to be owned by NYSE Euronext; or

•

is acquired by Euronext after April 4, 2007 (provided that in this case, the acquisition of the market operator shall have been approved by our Board of Directors and the jurisdiction in which such market operator operates is represented in the Euronext College of Regulators).

Our Certificate of Incorporation also provides that our Board of Directors has the right to require any Person and its Related Persons that our Board reasonably believes to be subject to the voting or ownership restrictions summarized above, and any stockholder (including Related Persons) that at any time beneficially owns 5% or more of our outstanding capital stock, to provide to us, upon our Board’s request, complete information as to all shares of our capital stock that such stockholder beneficially owns, as well as any other information relating to the applicability to such stockholder of the voting and ownership requirements outlined above.

If you are a Related Person with another holder of our Common Stock where either: (i) you (either alone or with your Related Person) may vote shares of Common Stock representing more than 10% of the then outstanding votes entitled to vote at the Annual Meeting, or (ii) you have entered into an agreement not to vote shares of our Common Stock, the effect of which agreement would be to enable any Person, either alone or with its Related Persons, to vote or cause the voting of shares of our Common Stock that represent in the aggregate more than 10% of the then outstanding votes entitled to be cast at the Annual Meeting, then please so notify the Company by either including that information (including each Related Person’s complete name) on your proxy card or by contacting the Secretary by mail at NYSE Euronext, 11 Wall Street, New York, NY 10005, or by phone at +1(212) 656-2061.

How to vote

Information for U.S., Puerto Rican or Canadian Shareholders

Submitting a Proxy via mail, the Internet or telephone

You may submit your proxy with voting instructions either by mail, touch-tone telephone or through the Internet by following the instructions set forth on the enclosed proxy card. Specifically, if you are a stockholder of record on the Record Date and:

•

you may vote by mailing your proxy card, with voting instructions, to the address listed on your proxy card, calling the toll-free number listed on your proxy card or visiting the website address listed on your proxy card;

•

if you hold your shares through a broker, nominee, fiduciary or other custodian, you may vote by calling the toll-free telephone number listed on your proxy card or visiting the website address indicated on your proxy card.

If you choose to submit your proxy card by mail, you will be required to mark, sign and date your proxy card and return it in the postage-paid envelope we have provided as instructed on your proxy card. We must receive votes submitted by mail no later than 11:59 p.m., New York time, on June 6, 2007.

If you choose to submit your proxy with voting instructions by touch-tone telephone or through the Internet, you will be required to provide your assigned control number noted on the enclosed proxy card before your proxy will be accepted. In addition to the instructions that appear on the enclosed proxy card, step-by-step instructions will be provided by recorded telephone message or at the designated website on the Internet. We must receive votes submitted via the Internet or by touch-tone telephone by 11:59 p.m., New York time, on June 6, 2007 in order for them to be counted at the Annual Meeting.

If you are a U.S., Puerto Rican or Canadian shareholder, you may contact NYSE Euronext’s U.S. solicitation agent, Georgeson, Inc. (tel 1 (866) 877-6019) with any questions.

Attending the Annual Meeting

You may also attend the Annual Meeting and vote your shares in person by ballot. If you plan to attend the Annual Meeting in person you will need to bring an acceptable form of photo identification, such as a driver’s license or passport, and proof of your ownership of our Common Stock as of the close of business on April 27, 2007, the Record Date. If you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the Annual Meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of Common Stock as of the close of business on April 27, 2007. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting. In accordance with our security procedures, all persons attending the Annual Meeting must present their photo identification and submit to screening by metal detector and x-ray examination of all packages, handbags and luggage.

Information for All Other Shareholders

If you are a shareholder other than a U.S., Puerto Rican or Canadian shareholder, you may contact NYSE Euronext’s centralization agent, Fortis Bank (Nederland) N.V., Amsterdam, the Netherlands (tel +31 20 5272445, fax +31 20 5271935) for specific information on how to vote your shares or how to attend the Annual Meeting. Please also note that your completed form must be received by your account holder or financial intermediary in sufficient time to ensure that it will be received by NYSE Euronext’s registration agent no later than 11:59a.m. CET on June 4, 2007.

Revoking a proxy

Attending the Annual Meeting will not automatically revoke a proxy that was submitted through the Internet or by touch-tone telephone or mail.

You may revoke a proxy that was submitted through the Internet or by touch-tone telephone at any time before it is exercised by executing a later-dated proxy card, by subsequently voting through the Internet or by touch-tone telephone or by attending the Annual Meeting and voting in person by ballot.

You may revoke a proxy that was submitted by mail at any time before it is exercised by giving written notice revoking the proxy to the Secretary, NYSE Euronext, 11 Wall Street, New York, NY 10005, by subsequently filing another proxy bearing a later date or by attending the Annual Meeting and voting in person by ballot.

Broker authority to vote

Under NYSE member rules, a member broker (i.e., a member of the New York Stock Exchange) who holds shares in street name for customers generally has the authority to vote on certain “routine” proposals if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. Therefore, if your broker holds shares in your name and delivers this proxy statement to you, the broker is entitled to vote your shares for the election of directors and ratification of the appointment of our independent auditors even if the broker does not receive voting instructions from you. However, certain member brokers will only vote uninstructed shares in the same proportion as all other stockholders vote.

Quorum

A majority of all outstanding shares entitled to vote at the Annual Meeting constitutes a quorum (i.e., the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business). Subject to the rules regarding the votes necessary to adopt the proposals discussed below, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. (“Broker non-votes” are proxies returned by brokerage firms for which no voting instructions have been received from beneficial owners.) Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from an adjournment or postponement of the Annual Meeting, unless a new record date is set).

Votes necessary to adopt proposals

Under our Bylaws, a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting is required for the election of directors. Accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees. However, despite our Bylaw provisions, we have adopted corporate governance guidelines that include a majority vote policy for the election of directors. Under this policy, in non-contested elections, if a director nominee receives a greater number of “withheld” or “against” votes than “for” votes, the director must immediately tender his or her resignation from the Board, and the Board will decide, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, whether to accept the resignation. The NYSE Euronext Corporate Governance Guidelines are available on our website at www.nyseeuronext.com.

The affirmative vote of a majority of the votes cast by stockholders entitled to vote at the Annual Meeting is required to ratify the appointment of our independent auditors. An abstention from voting on this matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a “vote” for or against the matter, it will have no effect on the outcome of the vote.

Certain stockholder-related matters

There are no stockholder proposals to be brought before the Annual Meeting. To the extent permissible, your proxy will be voted in the manner recommended by the Board or in the discretion of the proxy holders with respect to each matter properly brought before the meeting that has not been enumerated in this proxy statement or for which no specific direction was given on the proxy card. For information regarding inclusion of stockholder proposals in our 2008 Annual Meeting, see the information in this proxy statement under — Stockholder Proposals for 2008 Annual Meeting.

AVAILABILITY OF CERTAIN DOCUMENTS

Householding of Annual Meeting materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and their accompanying documents. This means that only one copy of our proxy statement and our Form 10-K are sent to multiple stockholders sharing the same address. We will promptly deliver a separate copy of these documents to you upon written or oral request to our Investor Relations Department at NYSE Euronext, 11 Wall Street, New York, NY 10005, +1(212) 656-5700 or InvestorRelations@nyse.com. If you want to receive separate copies of the proxy statement and our Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Our Form 10-K for the fiscal year ended December 31, 2006, as amended, is not proxy soliciting material.

Additional information

We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC and the AMF. Copies of these filings are available through our Internet website at www.nyseeuronext.com, the SEC’s website at www.sec.gov and the AMF’s website at www.AMF-France.org. We will furnish copies of our SEC filings (without exhibits), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended, without charge to any stockholder upon written or oral request to our Investor Relations Department at NYSE Euronext, 11 Wall Street, New York, NY 10005, +1(212) 656-5700 or InvestorRelations@nyse.com.

Stockholders List

A list of the stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our offices located at NYSE Euronext, 20 Broad Street, New York, NY 10005, from May 24, 2007 to June 6, 2007, as well as at the Annual Meeting. To make arrangements to review the list, stockholders should contact our Secretary at +1(212) 656-2061. On the date of the Annual Meeting the list will be available for inspection by stockholders at the location of the Annual Meeting. In accordance with our security procedures, all persons requesting to inspect the stockholder list, either at our offices or at the location of the Annual Meeting, must present an acceptable form of photo identification, such as a passport or driver’s license, and submit to screening by metal detector and x-ray examination of all packages, handbags and luggage.

ELECTION OF DIRECTORS

Board of Directors

Under our Certificate of Incorporation, only our Board of Directors may set the number of directors who may serve on the Board at any time. Our Board of Directors currently consists of twenty-two directors.

At each annual meeting of stockholders, all directors are elected for a one-year term expiring at the next annual meeting of stockholders. Each director will hold office until the director’s successor has been elected and qualified, or until the director’s earlier resignation or removal. Currently, the Board of Directors consists of Jan-Michiel Hessels (Chairman), Marshall N. Carter (Deputy Chairman), John A. Thain (Chief Executive Officer), Jean-François Théodore (Deputy Chief Executive Officer), Ellyn L. Brown, Sir George Cox, André Dirckx, William E. Ford, Sylvain Hefes, Dominique Hoenn, Patrick Houël, Shirley Ann Jackson, James S. McDonald, Duncan M. McFarland, James J. McNulty, Baron Jean Peterbroeck, Alice M. Rivlin, Ricardo Salgado, Robert B. Shapiro, Rijnhard van Tets, Karl M. von der Heyden, and Sir Brian Williamson.

2007 Annual Meeting

The Board proposes the election as directors of the persons named below under “Nominees for Election to the Board of Directors for a Term Expiring in 2008” to hold office for a one-year term expiring at the annual meeting of stockholders to be held in 2008.

If you sign the enclosed proxy card and return it to the Company or submit your proxy by touch-tone telephone or via the Internet, your proxy will be voted in favor of our twenty-two director nominees, for one-year terms expiring at the annual meeting of stockholders to be held in 2008, unless you specifically indicate that you are withholding authority to vote for one or more of those nominees.

All of the twenty-two nominees are current directors of the Company, having been appointed on April 4, 2007 following the consummation of the combination of NYSE Group and Euronext. All of the nominees have been recommended for re-election by our Nominating and Governance Committee and approved and nominated for re-election by the Board of Directors. All nominees have agreed to serve on the Board of Directors if they are elected. If any nominee is unable (or for whatever reason declines) to stand for election at the Annual Meeting, proxies will be voted in favor of such other person or persons who are recommended by the Nominating and Governance Committee and designated by the Board of Directors, or else the size of the Board of Directors will be reduced.

The Board has determined, upon the recommendation of the Nominating and Governance Committee, and in accordance with our Corporate Governance Guidelines and our Director Independence Policy, that all of our director nominees are "independent" within the meaning of the rules of the New York Stock Exchange and our Director Independence Policy and have no material relationship with NYSE Euronext, its subsidiaries, or its management (either directly or as a partner, stockholder or officer of an organization that has a relationship with NYSE Euronext), with the exception of Mr. Thain, our Chief Executive Officer, and Mr. Théodore, our Deputy Chief Executive Officer. For more information on the Board of Director’s determination, see —Corporate Governance—Director Independence.

Additional information, including information concerning the operation of our Board as well as the security ownership and compensation of our directors, is included below in this proxy statement under—Corporate Governance,—Compensation and—Security Ownership of Certain Beneficial Owners and Management.

Nominees for Election to the Board of Directors for a Term Expiring in 2008

The Board of Directors proposes the following persons for election as directors to hold office for a one-year term expiring at the annual meeting of stockholders to be held in 2008. Each nominee is currently a member of the NYSE Euronext Board of Directors.

Name	Age	Present Principal Occupation or Employment, Five-Year Employment History and Other Directorships
Jan-Michiel Hessels	64	Mr. Hessels is the chairman of the NYSE Euronext Board of Directors. Mr. Hessels was chairman of the supervisory board of Euronext since its creation in September 2000. Before that, he was a member of the supervisory board of Amsterdam Exchanges since its creation in 1997. He was the chief executive officer of Royal Vendex KBB from 1990 to 2000, and served on the supervisory boards of Royal Vopak N.V. (the Netherlands) from 1999 to 2005, Laurus N.V. (the Netherlands) from 1998 to 2004, B&N.com Inc. from 1999 to 2003 and Amsterdam Airport Schiphol Group N.V. from 1993 to May 2006. Mr. Hessels is currently a member of the supervisory boards of Euronext Amsterdam N.V. (the Netherlands) (a subsidiary of Euronext), Royal Philips Electronics N.V. (the Netherlands), Heineken N.V. (the Netherlands), and Fortis N.V. (the Netherlands/Belgium). He is currently chairman of Schiphol Airport Development Corporation (the Netherlands), SC Johnson Europlant (the Netherlands), Stichting Particuliere Historische Buitenplaatsen (Dutch Association of Private Historical Estates), and the Dutch National Committee “Rembrandt 400.” Mr. Hessels also serves on the international advisory boards of the Blackstone Group and SC Johnson Corporation.

Marshall N. Carter	67	Mr. Carter is deputy chairman of the NYSE Euronext Board of Directors. He was chairman of the NYSE Group Board of Directors since April 2005 and director since December 1, 2005. Mr. Carter became a director of the NYSE in November 2003 and was elected chairman of the Board of Directors in April 2005. Mr. Carter is the former chairman and chief executive officer of the State Street Bank and Trust Company, and of its holding company, State Street Corporation, where he served from 1992 until his retirement in 2001. He joined State Street in July 1991, as president and chief operating officer, and became chief executive officer in 1992 and chairman in 1993.

Name	Age	Present Principal Occupation or Employment, Five-Year Employment History and Other Directorships
John A. Thain	51	Mr. Thain is chief executive officer of NYSE Euronext. He was a director of NYSE Group since June 2005, and was its chief executive officer from December 2005. Mr. Thain joined the NYSE in January 2004, serving as chief executive officer and a director. Previously, Mr. Thain was with The Goldman Sachs Group, Inc. where he served as president and co-chief operating officer from May 1999 to June 2003, and as president and chief operating officer from July 2003 to January 2004. He was a member of The Goldman Sachs Group, Inc. Board of Directors from 1998 to 2003.

Jean-François Théodore	60

Mr. Théodore is deputy chief executive officer of NYSE Euronext. He was the chief executive officer and chairman of the managing board of Euronext since its creation in September 2000. He started his career with the French Treasury (Direction du Trésor) at the Ministry of Economy and Finance from 1974 to 1990, serving as assistant Head of the State Holdings Bureau. He was then seconded for two years to Crédit National. On his return to the Treasury, he was successively appointed Head of the “African States—Franc Zone” Bureau, and Head of the Foreign Investment Bureau. In 1984 Mr. Théodore was appointed Deputy Director in charge of the Banking Department, in 1986 he was appointed Deputy Director in charge of the Investments, Public Corporations Department, and in 1990, he became chief executive officer of ParisBourseSBF S.A. He presided over the International Federation of Stock Exchanges (FIBV) for two years (1993-1994), and served as President of the Federation of European Stock Exchanges (1998-2000). Mr. Théodore is currently a member of the supervisory boards of Atos Euronext Market Solutions Holdings S.A.S., Euroclear plc and MTS Spa, and also serves on the boards of LCH.Clearnet Group Ltd and MBE Holding.

Ellyn L. Brown	57	Ms. Brown was a director of NYSE Group since December 1, 2005 and also served as a director of the NYSE from April 2005 to March 7, 2006, the date on which the merger of the NYSE and Archipelago was completed. Ms. Brown is also a director of NYSE Regulation. Since 1996, she has been president of Brown & Associates, a corporate law and consulting firm that specializes in operations, compliance and governance services for financial services industry clients. She teaches investment adviser and broker-dealer law at Villanova University Law School. Ms. Brown is a Trustee of the Financial Accounting Foundation (the parent of the Financial Accounting Standards Board and Government Accounting Standards Board). She was Maryland Securities Commissioner from 1987-1992 and a member of the board of the National Association of Securities Dealers Regulation, Inc. from 1996-1999. She also served on the board of the Certified Financial Planner Board of Standards, the standard-setting body for the CFP credential, from 2000-2004.

Sir George Cox	66	Sir George was a member of the supervisory board of Euronext since April 18, 2002. Before that, he was a senior independent director of London International Financial Futures & Options Exchange (LIFFE) (United Kingdom) from 1999 until the acquisition of LIFFE by Euronext in 2002. He was director general of the Institute of Directors, an organization representing individual company directors in the United Kingdom, from 1999 to 2004, and director of Enterprise Insight (United Kingdom) from 2000 to 2005. Sir George is chairman of the Design Council, the United Kingdom’s national

Name	Age	Present Principal Occupation or Employment, Five-Year Employment History and Other Directorships
		strategic body for design. He also serves as a senior independent director of Bradford & Bingley (United Kingdom), as a non-executive director of Shorts (United Kingdom), and as chairman of charitable organization Merlin (Medical Emergency Relief International). He is also a trustee of VSO, the president of the Royal College of Speech and Language Therapists, and a council member of Warwick University and chair of Warwick Business School Board.

André Dirckx	71	Mr. Dirckx was a member of the supervisory board of Euronext since its creation in 2000. Before that, he was chairman of the Board of Directors of Brussels Exchanges since 1999 and a member of the Board of Directors of Warehouses De Pauw N.V. (Belgium) from 1999 to 2003. He retired from his position as managing director and member of the executive board of Generale Bank in 1998. Mr. Dirckx is currently chairman of the board of Cofinimmo (Belgium), and member of the board of the Belgian charitable organization Petits Riens.

William E. Ford	45	Mr. Ford was a director of NYSE Group since December 1, 2005 and served as a director of Archipelago from November 2003 to March 7, 2006, the date on which the merger of the NYSE and Archipelago was completed. Mr. Ford is chief executive officer and a managing director of General Atlantic LLC, a global private equity firm. Mr. Ford has been with General Atlantic LLC since 1991. Investment entities affiliated with General Atlantic LLC own approximately 3.2% of NYSE Euronext’s currently outstanding Common Stock. Mr. Ford also serves as a director of NYMEX Holdings, Inc. and Computershare Limited.

Sylvain Hefes	55	Mr. Hefes joined NM Rothschild & Sons Ltd., in 2005, as senior advisor. Prior to this time, Mr. Hefes was head of European Wealth Management at Goldman Sachs, where he became a partner in 1992 and served as head of the firm’s Paris office and eventually all of the firm’s private banking business in Europe. Mr. Hefes currently serves as chairman of the executive board of Paris Orleans (France) and as a director of Rothschilds Holdings AG (Switzerland).

Dominique Hoenn	67	Mr. Hoenn was vice-chairman of the supervisory board of Euronext since its creation in 2000. Mr. Hoenn is senior advisor of BNP Paribas S.A. (France) and a member of the Collège of the Autorité des Marchés Financiers (France). He represents the BNP Paribas Group in several of its subsidiaries: chairman of the supervisory board of Klépierre S.A. (France), Klémars (France) and BNP Private Equity (France); and as a member of the board of BNP Paribas Luxembourg, BNP Paribas Securities Services (France) and Cooper Neff Asset Management (France). Outside the Group, Mr. Hoenn is a non-executive director of Clearstream International S.A. Luxembourg and LCH.Clearnet Group. He was a member of the board of Vivendi Universal (France) from 2002 to 2003.

Patrick Houël	64	Mr. Houël was a member of the supervisory board of Euronext since May 26, 2004. Mr. Houël was financial director of LVMH Moët Hennessy Louis Vuitton (France) from 1987 to 2004. Mr. Houël has also been a member of the board and the executive committee of LVMH since 2004, and a member of the board of Slivarente (France) since 1988.

Name	Age	Present Principal Occupation or Employment, Five-Year Employment History and Other Directorships
Shirley Ann Jackson	60	Dr. Jackson was a director of NYSE Group since December 1, 2005 and also served as a director of the NYSE from November 2003 to March 7, 2006, the date on which the merger of the NYSE and Archipelago was completed. Dr. Jackson is also the chairman of the Board of Directors of NYSE Regulation. Dr. Jackson has been president of Rensselaer Polytechnic Institute since 1999. From 1995 to 1999, she was chairman of the U.S. Nuclear Regulatory Commission. Dr. Jackson also serves as a director of Federal Express Corporation, Public Service Enterprise Group Incorporated, Marathon Oil Corporation, International Business Machines Corporation and Medtronic, Inc.

James S. McDonald	54	Mr. McDonald was a director of NYSE Group since December 1, 2005 and also served as a director of the NYSE from November 2003 to March 7, 2006, the date on which the merger of the NYSE and Archipelago was completed. Since 2001, Mr. McDonald has been the president and chief executive officer of Rockefeller & Co., a firm that provides investment management and financial counseling services. Prior to joining Rockefeller & Co., he served in various senior positions, among them president and chief executive officer, and as a member of the board of the Pell, Rudman organization (now known as “Atlantic Trust/Pell Rudman”). Mr. McDonald also serves as a director on the boards of Rockefeller & Co. and Rockefeller Financial Services and is chair of the board of directors of The Japan Society of New York.

Duncan M. McFarland	63	Mr. McFarland was a director of NYSE Group since June 2006. He retired in June 2004 as the chairman and chief executive officer of Wellington Management Company after a career of nearly 40 years. Wellington Management is one of the largest global, independent investment managers. He currently serves on the board of two public companies, The Asia Pacific Fund, Inc. and Gannett Co., Inc., and is also a trustee of the Financial Accounting Foundation (the parent of the Financial Accounting Standards Board and the Government Accounting Standards Board). Mr. McFarland also serves as an overseer of the New England Aquarium and as a trustee of the Claneil Foundation which primarily serves communities within the greater Philadelphia region, New Profit Inc. and the Bromley Charitable Trust.

James J. McNulty	56	Mr. McNulty was a director of NYSE Group since December 1, 2005 and he served as a director of Archipelago from August 2004 to March 7, 2006, the date on which the merger of the NYSE and Archipelago was completed. He is also a director of NYSE Regulation. Mr. McNulty retired from the Chicago Mercantile Exchange where he served as president and chief executive officer from February 2000 to December 2003, and of Chicago Mercantile Exchange Holdings Inc. from August 2001 to December 2003. He also served as a director on both entities’ boards during that period. Prior to joining the Chicago Mercantile Exchange, he served as managing director and co-head of the Corporate Analysis and Structuring Team in the Corporate Finance Division at Warburg Dillon Read, an investment banking firm now known as UBS Warburg. Mr. McNulty also serves as a non-executive director of ICAP plc.
Baron Jean Peterbroeck	70

Mr. Peterbroeck was a member of the supervisory board of Euronext since its creation in 2000. Before that, he was a member and subsequently the chairman of the Brussels Stock Exchange Committee (since 1981) and the vice- chairman of the Board of Directors of Brussels Exchanges (since 1999).

Name	Age	Present Principal Occupation or Employment, Five-Year Employment History and Other Directorships
		Mr. Peterbroeck is a former member of the supervisory board of Brederode S.A. (Belgium), a position he held from 1985 to 2003. He is also currently chairman of the Board of Directors of Petercam group (Belgium) and a member of the supervisory boards of Cobhra N.V. (Belgium), CMB N.V. (Belgium), Koramic N.V. (Belgium), Lixon S.A. (Belgium), and Groupe Lhoist S.A. (Belgium).

Alice M. Rivlin	76	Dr. Rivlin was a director of NYSE Group since December 1, 2005, having served as a director of the NYSE April 2005 to March 7, 2006, the date on which the merger of the NYSE and Archipelago was completed. Since 1999, Dr. Rivlin has been a senior fellow in the Economic Studies program at the Brookings Institution and is a visiting professor at the Public Policy Institute of Georgetown University. She is the founding director of the Congressional Budget Office and a former vice chair of the Federal Reserve Board. Dr. Rivlin also served as director of the White House Office of Management and Budget.

Ricardo Salgado	62	Mr. Salgado was a member of the supervisory board of Euronext since April 18, 2002. Previously, Mr. Salgado served as chairman of the board of BVLP Sociedade de Gestora de Mercados Regulamentados, S.A. (Portugal) from 2000 until the merger with Euronext in 2002. Currently, he also serves as a member of the executive board of the Espirito Santo Group (Portugal), the vice-chairman and president of the executive committee of Banco Espirito Santo (Portugal), and chairman of the Board of Directors of Espirito Santo Financial Group S.A. (Luxembourg).

Robert B. Shapiro	68	Mr. Shapiro was a director of NYSE Group since December 1, 2005, having served as a director of the NYSE since November 2003. Mr. Shapiro is former chairman and chief executive officer of Monsanto Company, an agricultural company, a position to which he was appointed in 1995 after sixteen years with the company and its predecessor, G.D. Searle. Upon the merger of Monsanto with Pharmacia & Upjohn, he served as chairman of the newly formed Pharmacia Corporation until his retirement in February 2001. Mr. Shapiro currently serves as chairman and managing director of Sandbox Industries, LLC.

Rijnhard van Tets	60	Mr. van Tets was a member of the supervisory board of Euronext since May 22, 2003. Previously, Mr. van Tets was vice-chairman of the Amsterdam Stock Exchange Association from 1988 to 1989 and a director of Euroclear from 1994 to 1999. Mr. van Tets served as a member of the supervisory board of Reliant Energy N.V. (the Netherlands) from 2000 to 2003 and as a member of the board of Stichting Holland Casino (the Netherlands) from 2000 to 2004. Currently, he serves as an advisor to the managing board of ABN AMRO Bank N.V. (the Netherlands), and as chairman of the supervisory boards of Arcadis (the Netherlands) and Wegener N.V. (the Netherlands). He is also a member of the supervisory board of I.F.F. Holding B.V. (the Netherlands), chairman of the board of Equity Trust Holdings S.A.R.L. (Luxembourg), chairman of the supervisory board of Euronext Amsterdam N.V. (the Netherlands) (a subsidiary of Euronext), chairman of the investment committees of Verenigd Bezit (the Netherlands), and Sociaal Fonds Bouwnijverheid (the Netherlands), and as a member of the board of Stichting Administratiekantoor Buhrmann N.V. (the Netherlands).

Name	Age	Present Principal Occupation or Employment, Five-Year Employment History and Other Directorships
Karl M. von der Heyden	70	Mr. von der Heyden was a director of NYSE Group since December 1, 2005 and he served as a director of the NYSE from April 2005 to March 7, 2006, the date on which the merger of the NYSE and Archipelago was completed. Mr. von der Heyden was vice chairman of PepsiCo from September 1996 to February 2001 and also chief financial officer of PepsiCo until February 1998. He serves on the boards of DreamWorks Animation SKG, Inc. and Federated Department Stores.

Sir Brian Williamson	62	Sir Brian was a member of the supervisory board of Euronext since April 18, 2002. Previously, he was chairman of London International Financial Futures & Options Exchange (LIFFE) (United Kingdom), from 1985 to 1988 and from 1998 to 2003 (after the acquisition of LIFFE by Euronext), member of court of the Bank of Ireland from 1990 to 1999, director of the Financial Services Authority (United Kingdom) from 1986 to 1998, member and chairman of the International Advisory Board of Nasdaq (US) from 1995 to 1998, and governor-at-large of the National Association of Securities Dealers
		(US) from 1995 to 1998. He was also chairman of Gerrard Group plc (United Kingdom) from 1989 to 1998, and director of Templeton Emerging Markets Investment Trust plc (United Kingdom) from 2002 to 2003. Currently, Sir Brian is also chairman of Electra Private Equity plc (United Kingdom), chairman of MT Fund Management Ltd (United Kingdom), chairman of the Armed Forces Charities Advisory Company (United Kingdom), senior advisor of Fleming Family and Partners (United Kingdom), director of HSBC Holdings plc (United Kingdom), director of Politeia (United Kingdom), director of Live-Ex Limited (United Kingdom) and director of Resolution plc (United Kingdom).

Board Recommendation

Our Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed above to the Board.

If you sign the enclosed proxy card and return it to the Company or submit your proxy by touch-tone telephone or via the Internet, your proxy will be voted for each of the nominees listed above, for one-year terms expiring at the next annual meeting of stockholders in 2008, unless you specifically indicate that you are withholding authority to vote for one or more of those nominees. Unless a contrary choice is specified, your proxy will be voted FOR each of the director nominees.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2007. We are submitting the selection of independent auditors for stockholder ratification at the Annual Meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. The representative will be available to respond to appropriate questions from stockholders.

Our organizational documents do not require that our stockholders ratify the selection of PricewaterhouseCoopers LLP as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of NYSE Euronext and its stockholders.

In accordance with the SEC’s auditor independence rules, the Audit Committee will adopt procedures by which it approves in advance any audit or permissible non-audit services to be provided to our company by our independent registered public accounting firm.

The Audit Committee will annually pre-approve the recurring audit, audit-related, tax and other services expected to be provided by our independent registered public accounting firm during the fiscal year. Unless a service to be provided by our independent registered public accounting firm falls within a type of approved service, it requires separate pre-approval by the Audit Committee. Any proposed services that exceed pre-approved fee levels require additional pre-approval by the Audit Committee.

The Audit Committee will be informed on a timely basis, and in any event by the next scheduled meeting, of all services rendered by the independent registered public accounting firm and the related fees.

The Audit Committee has delegated its pre-approval authority to its Chairman. In the event the Audit Committee Chairman pre-approves any service, he reports such pre-approval to the Audit Committee at its next scheduled meeting.

Fees Paid to Independent Registered Public Accounting Firm

All fees paid to PricewaterhouseCoopers LLP during the fiscal year ended December 31, 2006 for services incurred by NYSE Euronext were paid by NYSE Group. NYSE Euronext was organized on May 22, 2006. Following its organization through April 4, 2007, NYSE Euronext had no assets (other than the $100 it received on June 1, 2006 from the sale of one share of its Common Stock to NYSE Group) and conducted no activities other than those incident to its formation. On April 4, 2007, upon the consummation of the combination of NYSE Group and Euronext, NYSE Euronext became the parent company of NYSE Group and Euronext.

For information relating to the fees paid by NYSE Group and its consolidated subsidiaries to PricewaterhouseCoopers LLP for the year ended December 31, 2006, see NYSE Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC on March 22, 2007.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2007. Unless a contrary choice is specified, your proxy will be voted FOR ratification of the appointment.

CORPORATE GOVERNANCE

Overview

We are a holding company that was formed in connection with the combination of NYSE Group and Euronext.

On April 4, 2007, the date of the consummation of the combination and the date on which our stock became publicly traded, the members of our Board of Directors were Jan-Michiel Hessels, Marshall N. Carter, John A. Thain, Jean-François Théodore, Ellyn L. Brown, Sir George Cox, André Dirckx, William E. Ford, Sylvain Hefes, Dominique Hoenn, Patrick Houël, Shirley Ann Jackson, James S. McDonald, Duncan M. McFarland, James J.

McNulty, Baron Jean Peterbroeck, Alice M. Rivlin, Ricardo Salgado, Robert B. Shapiro, Rijnhard van Tets, Karl M. von der Heyden, and Sir Brian Williamson.

At the first meeting of the Board of Directors held on April 5, 2007, our Board adopted the charters of the Audit Committee, the Human Resources and Compensation Committee and the Nominating and Governance Committee, as well as our Corporate Governance Guidelines and the Director Independence Policy of the Board of Directors. Each of these documents is available on our website at www.nyseeuronext.com and are available in hard copy to any stockholder upon request. In addition, our Board has adopted a Code of Ethics and Business Conduct that applies to our directors, chief executive officer and chief financial officer, as well as to all other employees, that is also available on our website at www.nyseeuronext.com and available in hard copy to any stockholder upon request. To the extent that a waiver is granted under the Code of Ethics and Business Conduct for any member of our management committee, we will post notice of such waiver on our website at www.nyse.com.

Requirements for Directors in our Certificate of Incorporation

Our Certificate of Incorporation provides that no person that is subject to any statutory disqualification (as defined under Section 3(a)(39) of the Exchange Act) will be permitted to serve as a director of NYSE Euronext.

Director Independence

Our Common Stock is listed on the NYSE. Therefore, our Board of Directors must comply with the corporate governance requirements, including the director independence standards, set forth in the NYSE Listed Company Manual. Those standards require that a majority of our Board of Directors be comprised of directors that have no direct or indirect material relationship with NYSE Euronext. Our Director Independence Policy (attached as Annex C to this proxy statement) goes beyond the NYSE listing standards in several respects, and provides, among other things, that:

•	all members of the NYSE Euronext Board of Directors other than Messrs. Thain and Théodore must qualify as independent under the Policy;

•

a Director is not independent if, among other things, the Director (a) is, or within the last three years was, employed by a Member Organization, or (b) has within the last three years received from any Member Organization more than $100,000 per year in direct compensation, or received from Member Organizations in the aggregate an amount of direct compensation which in any one year is more than 10 percent of the Director’s annual gross income for such year, excluding in each case Director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service);

•	a Director is not independent if the Director is an executive officer of an issuer of securities listed on the NYSE or NYSE Arca, unless such issuer is a foreign private issuer;

•

a Director is not independent if, among other things, the Director is affiliated, directly or indirectly, with a Member Organization; provided, however, that a director of an affiliate of a Member Organization shall not per se fail to be independent; and

•

a Director is not independent if the Director is employed by or affiliated, directly or indirectly, with a non-member broker-dealer registered under the Exchange Act that engages in business involving substantial direct contact with securities customers, although this provision of the Director Independence Policy only applies to broker-dealers registered under the Exchange Act or persons employed or affiliated with such broker-dealers, including European affiliates (but not purely non-U.S. broker-dealers).

Our Director Independence Policy provides a transition period so that its independence requirements will not apply to the European domiciliaries on the NYSE Euronext Board of Directors until the annual meeting of NYSE Euronext stockholders held in 2008.

Our Director Independence Policy also requires that (1) executive officers of foreign private issuers that are listed on the NYSE or NYSE Arca, (2) executive officers of NYSE Euronext, (3) any European domiciliary on the NYSE Euronext Board of Directors who would not satisfy the independence requirements in the independence policy but for the transition period, and (4) any director of an affiliate of a member organization, taken together, shall constitute no more than a minority of the total number of Directors of NYSE Euronext.

Our full Board of Directors reviewed the independence of each board member under the standards set forth in our Director Independence Policy (which include the NYSE listing standards for director independence). The full Board considered, among other things, all transactions and relationships between each director or any member of his or her immediate family and NYSE Euronext and its subsidiaries and affiliates over a three-year period. The types of transactions and relationships that could be considered included direct commercial, industrial, banking, consulting, legal, accounting and charitable relationships as well as indirect relationships such as serving as a partner or officer, or holding shares, of an organization that has a relationship with NYSE Euronext and its subsidiaries and affiliates.

The full Board of Directors affirmatively determined that each of Jan-Michiel Hessels, Marshall N. Carter, Ellyn L. Brown, Sir George Cox, André Dirckx, William E. Ford, Sylvain Hefes, Dominique Hoenn, Patrick Houël, Shirley Ann Jackson, James S. McDonald, Duncan M. McFarland, James J. McNulty, Baron Jean Peterbroeck, Alice M. Rivlin, Ricardo Salgado, Robert B. Shapiro, Rijnhard van Tets, Karl M. von der Heyden, and Sir Brian Williamson are independent.

Given the recent combination of NYSE Group and Euronext, our Director Independence Policy provides for a transition period for the European Persons on our Board so that its independence requirements do not apply to such persons until the 2008 annual stockholders meeting. As a result, all of the European members of our Board are deemed to be independent. However, the Board discussed certain business relationships that Messrs. Hefes, van Tets and Hoenn have had with Goldman Sachs, ABN-AMRO and BNP Paribas, respectively, which would have been considered under our Director Independence Policy but for the transition period.

Our Board has determined that none of our independent directors has any material relationship with NYSE Euronext or its subsidiaries or management, outside of their directorships on the boards of NYSE Euronext and its subsidiaries. The Board of Directors considered the following relationships and found them to be immaterial under the NYSE’s listing standards or our Director Independence Policy:

•

Mr. Ford is the chief executive officer of General Atlantic LLC, whose affiliated entities owned approximately 3.2% of our Common Stock as of April 13, 2007. The NYSE listing standards specify that “the Exchange does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding.”

•

Mr. Ford is also a member of the board of directors of Computershare Limited, which is NYSE Euronext’s transfer agent. A subsidiary of Computershare, Georgeson Inc. also acted as NYSE Group’s proxy solicitor and information agent in connection with the combination with Euronext and is acting as proxy solicitor in connection with this Annual Meeting. Total fees paid to Computershare by NYSE Group in 2006 were less than $50,000.

•	Mr. Hessels is a member of the board of directors of Fortis N.V., which is acting as European proxy solicitor and centralization agent in connection with this Annual Meeting.

•	Mr. McNulty serves as a non-executive director of ICAP plc, which has an indirect subsidiary that is a Member Organization.

Each of our Audit Committee, Human Resources and Compensation Committee and Nominating and Governance Committee are comprised entirely of directors who have been determined to be independent under the NYSE listing standards. Additionally, the members of our Audit Committee meet the criteria for independence under Rule 10A-3 under the Exchange Act. These committees are described below.

Annual Performance Evaluations

Because, prior to April 4, 2007, NYSE Euronext conducted no significant activities other than those incident to its formation and was not a publicly held company, the NYSE Euronext Board of Directors did not conduct a self evaluation or evaluate itself to determine whether it was functioning effectively or determine whether modifications were necessary. The Board of Directors intends to conduct annual evaluations in the future.

Meetings and Committees

Our current Board was constituted on April 4, 2007 and held one meeting on April 5, 2007, which was attended by all but one of our directors. As a matter of Board policy, it is expected that each director will be available to attend substantially all of the meetings of the Board and any committees on which the director serves. Our policy is that all directors and nominees should attend annual meetings of stockholders.

Because NYSE Euronext did not conduct any significant activities other than those incident to its formation and was not a publicly traded company during fiscal 2006, it did not hold any board meetings or form any board committees in 2006. The following four Board committees were constituted on April 4, 2007, the date the combination was consummated.

Audit Committee

Members: James S. McDonald, Chair

Patrick Houël

James J. McNulty

Sylvain Hefes

Rijnhard van Tets

Karl M. von der Heyden

The Audit Committee is comprised of six independent directors and operates pursuant to a written charter that was adopted by the Board on April 5, 2007. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee Charter is available on our website at www.nyseeuronext.com.

The Board of Directors has determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and that Mr. von der Heyden is an “audit committee financial expert” within the meaning of the rules of the SEC.

The responsibilities of the Audit Committee include:

•

assisting the Board of Directors in its oversight of: (a) the integrity of NYSE Euronext’s financial statements and internal controls, (b) compliance with legal and regulatory requirements, as well as NYSE Euronext’s ethical standards and policies, (c) the qualifications and independence of NYSE Euronext’s independent auditor, (d) the performance of NYSE Euronext’s internal audit function and its independent auditors, and (e) preparing the audit committee report for inclusion in NYSE Euronext’s annual proxy statement;

•	appointing, determining compensation for and, where appropriate, terminating the independent auditor;

•	overseeing the independent auditor’s engagement, its performance and the performance of the lead partner;

•	meeting regularly in separate executive sessions with the independent auditor and the internal auditors;

•	reviewing the independent auditor’s reports and the internal auditor’s reports with respect to NYSE Euronext’s internal controls;

•	approving all audit and non-audit services performed by the independent auditor;

•	reviewing and recommending the budget and staffing for the corporate audit department of NYSE Euronext;

•	reviewing and recommending the annual audited financial statements;

•	reviewing the quarterly earnings press releases and financial statements; and

•	reviewing disclosures made in the certification process.

Our Audit Committee has held two meetings since its formation on April 5, 2007. Both meetings included an executive session and private sessions with each of management and our independent auditors.

Report of the Audit Committee

The former audit committee of NYSE Group was responsible for assisting the NYSE Group Board of Directors in its oversight of the integrity of NYSE Group financial statements and financial reporting process. Similarly, the former audit committee of Euronext was responsible for assisting the Euronext Managing Board in its oversight of the integrity of the Euronext financial statements and financial reporting process.

In performing its oversight role, the NYSE Group audit committee considered and discussed with management and PricewaterhouseCoopers LLP, its independent accountants, the audited financial statements of NYSE Group for the fiscal year ended December 31, 2006. The NYSE Group audit committee also discussed with its independent accountants the matters required under Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect. The NYSE Group audit committee received the written disclosures and the letter from its independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and discussed with its accountants the accountants’ independence. On the basis of the foregoing, the NYSE Group audit committee recommended to its Board of Directors that the audited financial statements of NYSE Group be included in its Annual Report on Form 10-K for such year.

In performing its oversight role, the Euronext audit committee considered and discussed with management and KPMG Accountants N.V. and Ernst & Young Accountants, its independent accountants, the audited financial statements of Euronext for the fiscal year ended December 31, 2006.

Based on the review of the audited financial statements of each of NYSE Group and Euronext for the fiscal year ended December 31, 2006 by the respective audit committees and the discussions noted above, the NYSE Euronext audit committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2006 for each of NYSE Group and Euronext be included in its Annual Report on Form 10-K, as amended thereto, for such fiscal year.

Audit Committee:

James S. McDonald, Chair

Sylvain Hefes

Patrick Houël

James J. McNulty

Rijnhard van Tets

Karl M. von der Heyden

Human Resources and Compensation Committee

Members: Sir Brian Williamson, Chair

William E. Ford

Ricardo Salgado

Robert B. Shapiro

The Human Resources and Compensation Committee is composed of four independent directors and operates pursuant to a written charter that was adopted by the Board on April 5, 2007. Our Human Resources and Compensation Committee Charter is available on our website at www.nyseeuronext.com. Our Human Resources and Compensation Committee held its first and only meeting since its formation on April 5, 2007.

The responsibilities of the Human Resources and Compensation Committee include:

•

reviewing the Company’s human resource policies, including the activities relating to recruitment of Management Committee members and the development of and succession planning for Management Committee members and advising the Chairman of the Board, the Nominating and Governance Committee and the Chief Executive Officer and Deputy Chief Executive Officer with respect to these matters;

•

reviewing periodically, and at least annually, employee compensation benefits and equity plans, including review of compliance of such plans with applicable law and review of any changes in executive benefits;

•

at the request of the Nominating and Governance Committee, advising and assisting the Nominating and Governance Committee in reviewing (i) Director compensation and benefits, and (ii) development plans for potential successors to the Chief Executive Officer and Deputy Chief Executive Officer;

•

on an annual basis, reviewing, setting and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer and Deputy Chief Executive Officer, evaluating the performance of the Chief Executive Officer and Deputy Chief Executive Officer in light of the goals and objectives, and, together with the other independent Directors (as directed by the Board), determining and approving such compensation;

•	reviewing and making recommendations to the Board with respect to incentive-compensation and equity-based plans that are subject to Board approval;

•

at the request of the Board, reviewing the appointment of all officers who are subject to Section 16(b) of the Securities Exchange Act of 1934 and all members of Management Committee (other than the Chief Executive Officer and Deputy Chief Executive Officer), and making recommendations to the Board with respect to the compensation of such officers and members; reviewing recommendations and approving compensation of the head of Internal Audit received from the Audit Committee;

•

reviewing and approving any employment agreements, severance arrangements or change in control agreements and provisions for Management Committee members of the Company (and such review may include factors such as competitive practices and the potential financial implications of the agreement);

•

at the request of the Human Resources and Compensation Committee of any subsidiary of the Company, advising and assisting it concerning human resource policies and procedures and director and officer compensation;

•

reviewing and discussing with management the Compensation Discussion & Analysis (CD&A) section on executive compensation to be included in the Company’s proxy statement, and determining whether to recommend to the Board that the CD&A be included in the Company’s proxy statement; and

•

providing a report setting forth the basis for the Committee’s recommendation to the Board regarding the inclusion of the disclosure set forth in the CD&A, to be included in the Company’s proxy statement.

Human Resources and Compensation Committee Interlocks and Insider Participation

No member of the Human Resources and Compensation Committee is a current or former officer or employee of NYSE Euronext or any of its subsidiaries, with the exception of Sir Brian Williamson, who resigned as executive Chairman of Liffe, the predecessor of Euronext.Liffe, in April 2003. There are no compensation committee interlocks.

Nominating and Governance Committee

Members: Alice M. Rivlin, Chair

Ellyn L. Brown

Marshall N. Carter

André Dirckx

Jan-Michiel Hessels

Dominique Hoenn

The Nominating and Governance Committee is composed of six independent directors and operates pursuant to a written charter that was adopted by the Board on April 5, 2007. The Nominating and Governance Committee Charter is available on our website at www.nyseeuronext.com. Our Nominating and Governance Committee has held its first and only meeting since its formation on April 5, 2007.

Our bylaws provide that the Nominating and Governance Committee must be composed of an equal number of U.S. domiciliaries and European domiciliaries. The responsibilities of the Nominating and Governance Committee include:

•	recommending to the Board of Directors candidates for the NYSE Euronext Board of Directors, and for positions on the boards of NYSE Euronext operating companies designated for NYSE Euronext directors;

•	conducting the Board of Directors’ annual governance review;

•	reviewing and recommending the governance guidelines for NYSE Euronext;

•

establishing an appropriate process for, and overseeing implementation of, the Board of Directors’ self-assessments (including board self-assessment, committee self-assessments and director assessments);

•	recommending the compensation of NYSE Euronext Directors;

•	conducting succession planning for the chief executive officer and deputy chief executive officer of NYSE Euronext;

•	appointing directors of the Dutch foundation and the Delaware trust after the initial directors, who will be jointly selected by Euronext and NYSE Group; and

•	removing directors of the Dutch Foundation and the Delaware Trust should cause arise.

The Nominating and Governance Committee will consider shareholder and public investor recommendations for candidates for the NYSE Euronext Board of Directors.

The Nominating and Governance Committee considers each nominee on his or her individual merits, taking into account the needs of NYSE Euronext and the composition of the Board of Directors. Members of the Nominating and Governance Committee discuss and evaluate director candidates and may employ outside consultants to help identify director candidates. The Nominating and Governance Committee will consider nominees recommended by stockholders, listed companies, member organizations and public investors. The NYSE Euronext Board intends to adopt a Candidate Nomination Policy at its June 2007 meeting that will provide a process for consideration of nominees recommended by stockholders. The policy, once adopted, will be available on our website at www.nyseeuronext.com.

Technology Committee

Members: Sir George Cox, Chair

Baron Jean Peterbroeck

Shirley Ann Jackson

Duncan M. McFarland

The Technology Committee has not yet met and its charter has not yet been adopted.

Meeting of Non-management Directors

Our non-management directors will meet regularly in executive session without management participation, as required by the NYSE listing standards. Jan-Michiel Hessels will be the director presiding at these meetings.

Employee Complaint Procedures for Accounting, Internal Accounting Controls or Auditing Matters and Procedures for Communications with the Chairman of the Board

Each of NYSE Group and Euronext has adopted whistleblowing policies. NYSE Group has adopted a policy (1) to enable any employee who has a good-faith complaint regarding NYSE Euronext’s accounting, internal accounting controls or auditing matters to communicate that complaint directly to the Audit Committee, and (2) to enable anyone who has a concern about NYSE Euronext to communicate that concern directly to the Chairman of the Board of NYSE Euronext. Such communications may be made on a confidential or anonymous basis and may be emailed, submitted in writing or reported by phone. Employees with complaints regarding accounting matters may report them to the NYSE Euronext General Counsel, Rachel F. Robbins, by mail to NYSE Euronext., 11 Wall Street, New York, NY 10005 or by email to generalcounsel@nyse.com, or through EthicsPoint, a third-party anonymous and confidential reporting website (www.ethicspoint.com) and telephone hotline (1-866-294-4493). Anyone wishing to communicate concerns to the Chairman of the Board, Jan-Michiel Hessels, may mail him at the foregoing NYSE Euronext address or email him at chairman@nyse.com or, alternatively, may forward their concerns through the General Counsel or Ethicspoint. Euronext has adopted a policy to provide a channel for employees to raise in good-faith, concerns regarding matters including unlawful conduct and financial irregularities in a confidential manner. The Euronext policy provides employees with a first, second and third contact option for raising such concerns.

EXECUTIVE OFFICERS

Executive Officers and Significant Employees

The only members of our management committee who also serve as a Director of NYSE Euronext are John A. Thain, our Chief Executive Officer, and Jean-Francois Théodore, our Deputy Chief Executive Officer. The following table sets forth information about our management committee. Each member was appointed on April 4, 2007.

Name	Title
John A. Thain	Chief Executive Officer
Jean-François Théodore	Deputy Chief Executive Officer
Tarak Achiche	Management Committee Member
Miguel Athayde Marques	Management Committee Member
Roland Bellegarde	Management Committee Member
Dale B. Bernstein	Management Committee Member
Nelson Chai	Chief Financial Officer
Hugh Freedberg	Management Committee Member
Serge Harry	Management Committee Member
Catherine R. Kinney	Management Committee Member
Olivier Lefebvre	Management Committee Member
Duncan Niederauer	Management Committee Member
Gerald D. Putnam	Management Committee Member
Rachel F. Robbins	General Counsel and Secretary
Margaret D. Tutwiler	Management Committee Member
Joost van der Does de Willebois	Deputy Chief Financial Officer

The ages of each of the management committee members of NYSE Euronext as of the date of this document, as well as certain other biographical information about them, are set forth in the following table.

Name	Age	Present Principal Occupation or Employment, Five-Year Employment History and Other Directorships
Tarak Achiche	39	Prior to the combination, Mr. Achiche was the group chief information officer of Euronext, a position he has held since April 2003. Prior to that, since February 2002, Mr. Achiche was deputy chief executive officer in charge of projects and operations at Clearnet, which became LCH. Clearnet on January 1, 2004. From 2000 until February 2002, he served as executive vice president in charge of trading and clearing platforms at Atos Euronext, a 50/50 Technology Joint Venture between Euronext and Atos Origin. From 1995 to 2000, Mr. Achiche headed the trading platform development unit in SBF-Bourse de Paris. Prior to that, Mr. Achiche worked as a consultant for Cap Gemini from 1990 to 1995.

Miguel Athayde Marques	52	Prior to the combination, Mr. Marques was a member of the Managing Board of Euronext. Prior to that, since February 2000, he served as an executive board member of Caixa Geral de Depósitos, Portugal’s largest bank. Prior to that, from 1996 to 2000, he was a member of the executive committee of Jerónimo Martins S.A., a listed company active in multinational retail and distribution. From 1992 to 1996, Dr. Athayde Marques was chairman and CEO of ICEP, the Portuguese government agency for inward and outward investment, export and tourism. He also served as a consultant to the Portuguese Ministry of Finance on the development of the capital markets. Miguel Athayde Marques is a professor of business at Universidade Católica in Lisbon—School of Economics and Management.

Name	Age	Present Principal Occupation or Employment, Five-Year Employment History and Other Directorships
Roland Bellegarde	45	Prior to the combination, Mr. Bellegarde was the Deputy Chief Executive Officer of global Euronext cash markets & listing, a position he held since 2003. He was responsible for listing activities as well as trading, which includes managing market operations for the four Euronext markets and handling product development and user relations on the buy side and sell side. Mr. Bellegarde previously served as Head of cash trading beginning in 2000, and has been leading the process to integrate the NSC trading platform across the Euronext markets. As such, he has defined and developed the global Euronext market model for securities trading. From 1998 to 2000, Mr. Bellegarde served as Head of cash & derivatives markets—ParisBourse. From 1995 to 1998, he served as Head of cash markets—ParisBourse. Prior to that, from 1993 to 1995, he designed the functionalities of the NSC trading systems, which currently operates on all Euronext markets. He is a Board member of Powernext, Euronext London Limited, and MTS France.

Dale B. Bernstein	52	Prior to the combination, Ms. Bernstein was executive vice president of human resources of NYSE Group. Ms. Bernstein was named executive vice president of human resources of the NYSE in January 2006, and was named senior vice president of human resources & corporate services of the NYSE in February 2004. Ms. Bernstein is also responsible for the administrative oversight of the NYSE ethics function. Ms. Bernstein has been employed with the NYSE since 1986. Prior to joining the NYSE, Ms. Bernstein held various human resources management positions at RCA Corporation.

Nelson Chai	41	Mr. Chai is chief financial officer of NYSE Euronext. Prior to the combination, Mr. Chai was executive vice president and chief financial officer of NYSE Group. Prior to the merger of NYSE and Archipelago, Mr. Chai was the chief financial officer of Archipelago since June 2000. Prior to joining Archipelago in June 2000, Mr. Chai was senior vice president of business development and a member of the executive committee of Dade Behring, Inc., a leading manufacturer of medical diagnostics products. He joined Dade Behring in 1997 as corporate vice president of worldwide field finance, where he was responsible for the finance organization for all company business operations.

Hugh Freedberg	61	Prior to the combination, Mr. Freedberg was a member of the Managing Board of Euronext, a position he held since January 2002 and has been chief executive of LIFFE since 1998. Mr. Freedberg began his career in financial services in 1975 at American Express, where he started as marketing and sales director before being appointed General Manager. In 1986, he joined Salomon Inc as chief executive of The Mortgage Corporation. In 1990 he became an executive director at TSB and chief executive of the Insurance and Investment Services Division, after which, in 1991 he was appointed chief executive of the Hill Samuel Group. Other positions he held at TSB Group included deputy chief executive of the Group from 1991 to 1996 and a director of Macquarie Bank from 1994 to 1996. From 1996 to 1998 he was a managing partner at Korn Ferry International. Mr. Freedberg also served as a member of the Supervisory Board of AtosEuronext SBF S.A. from 2004 to 2005 and is currently a member of the Supervisory Board of Atos Euronext Market Solutions Holding S.A.S.

Name	Age	Present Principal Occupation or Employment, Five-Year Employment History and Other Directorships
Serge Harry	47	Prior to the combination, Mr. Harry was the head of finance and general services of Euronext. He was appointed chief financial officer of Euronext in 2000 when the company was created. Prior to that, Mr. Harry served as deputy chief executive of ParisBourse S.A. since June 1999. Before joining ParisBourse S.A., Mr. Harry spent sixteen years at Sicovam (new Euroclear France) where he served as general secretary in charge of finance, legal, human resources, general services and communication. In parallel, he also monitored, in 1997 and 1998, the switch of the French financial markets to the Euro which took place on 1st January 1999. Mr. Harry is currently a member of the boards of GL Trade and MTS S.p.a. He also serves on the audit committee of Atos Euronext Market Solutions Holding S.A.S.

Catherine R. Kinney	55	Prior to the combination, Ms. Kinney was president and co-chief operating officer of NYSE Group. From January 2002 to March 7, 2006, Ms. Kinney served as president and co-chief operating officer of the NYSE. Prior to that time, Ms. Kinney served as group executive vice president of the NYSE since June 1995, overseeing the NYSE’s competitive position and relationships with its listed companies, member organizations and institutions as well as ETFs and Fixed Income divisions. Prior to that, since 1986, she was responsible for managing trading-floor operations and technology. Joining the NYSE in 1974, Ms. Kinney has worked in several departments, including regulation, sales and marketing, and technology planning.

Olivier Lefebvre	49	Prior to the combination, Mr. Lefebvre was a member of the Managing Board of Euronext, a position he held since September 2000. He has been the CEO of the Brussels Stock Exchange since 1996. Prior to that, since April 1990, Mr. Lefebvre was advisor and Chief of Staff to the Belgian Minister of Finance, in charge of the reform of the financial markets. From February 1988, he was economist at Générale de Banque S.A. (now Fortis). From October 1981, he served as Business Cycle Analyst at the University of Louvain. From August 2000 to July 2005, he served as a member of the Supervisory Board of AtosEuronext SBF S.A. He was chairman of the board of C.I.K. S.A./N.V. from October 1999 to December 2005. Mr. Lefebvre is also currently a member of the Board of the Federation of European Securities Exchanges and a member of the Belgian Corporate Governance Committee. He also currently serves on the boards of LCH. Clearnet Group, Nextinfo S.A./N.V., MBE Holding and MTS S.p.a.

Duncan L. Niederauer	47	Prior to joining NYSE Euronext in April 2007, Mr. Niederauer served as co-head of Goldman Sachs’ Equities Division execution services franchise since 2005. He joined the firm in 1985 and the Equities Division in 1987. In 2000, he relocated to the headquarters of Spear, Leeds & Kellogg. In this capacity, he managed the Equities Division’s global clearing and execution business. Previously, he ran the Equities E-Commerce effort, was the global head of portfolio trading, and spent three years in Tokyo in Derivatives and Japanese products. He became a managing director in 1997 and a partner of Goldman Sachs in 2000.

Name	Age	Present Principal Occupation or Employment, Five-Year Employment History and Other Directorships
Gerald D. Putnam	48	Prior to the combination, Mr. Putnam was president and co-chief operating officer of NYSE Group. Mr. Putnam was co-founder, chairman of the Board of Directors and chief executive officer of Archipelago. In 1994, Mr. Putnam founded Terra Nova Trading, L.L.C. and served as its president until 1999. Mr. Putnam has over 25 years of experience in the financial services industry including positions with financial institutions such as Walsh, Greenwood & Co., Jefferies & Company, Inc., and PaineWebber Incorporated (currently UBS AG). Mr. Putnam also serves as the chief executive officer of NYSE Arca, Inc. and chairman of the Board of Directors of SIAC.

Rachel F. Robbins	56	Ms. Robbins is General Counsel and Secretary of NYSE Euronext. Prior to the combination, Ms. Robbins was general counsel and executive vice president of NYSE Group as of November 20, 2006. Prior to joining NYSE Group, Ms. Robbins served as Strategic Advisor to Axiom Legal Solutions and as a consultant to Citigroup, Inc. on international issues. From 2003 to 2004, Ms. Robbins was general counsel of Citigroup International. Prior to joining Citigroup International, Ms. Robbins was general counsel and corporate secretary of J.P. Morgan & Co. from 1996 to 2001. She joined J.P Morgan & Co. in 1981.

Margaret D. Tutwiler	56	Prior to the combination, Ms. Tutwiler was executive vice president of communications and government relations of NYSE Group. From July 2004 to March 7, 2006, Ms. Tutwiler was the executive vice president of communications and government relations of the NYSE. Ms. Tutwiler was the U.S. Undersecretary of State for Public Diplomacy and Public Affairs during 2003-2004. Prior to that, she served as U.S. Ambassador to the Kingdom of Morocco from July 2001 until August 2003 and served in the White House as Assistant to the President and Special Adviser for Communications from January to June of 2001. From 1995 to 2000, Ms. Tutwiler worked in the private sector, first as president of a public-relations firm, then as senior vice president for public affairs at the Cellular Telecommunications Industry Association in Washington, D.C.

Joost van der Does de Willebois	48	Mr. van der Does de Willebois is the deputy chief financial officer of NYSE Euronext. Prior to the combination, Mr. van der Does de Willebois was the chief financial officer of Euronext and was a member of the Managing Board, positions he held since November 2004. Prior to that, since March 2002, Mr. van der Does de Willebois was executive director of ING Bank in the Netherlands. Prior to that, Mr. van der Does de Willebois held a number of directorships at ING Group beginning in 1998, including managing director of corporate strategy and communication, a position he held from 2000 to 2002. Prior to that, since 1984, he also worked at Royal Dutch/Shell plc, where he held various executive management positions in Rotterdam, Paris, Bordeaux and the French West Indies. Mr. van der Does de Willebois is currently a member of the boards of Stichting Dutch Securities Institute and Stichting Vereniging voor de Effectenhandel. He is also a member of the supervisory boards of Endex and Atos Euronext Market Solutions Holding S.A.S.

In addition to the aforementioned executive officers, we have determined that Richard G. Ketchum, Chief Executive Officer of NYSE Regulation, Inc., performs certain policy making functions with respect to NYSE Euronext, although he is not an officer or employee of any unit of NYSE Euronext other than NYSE Regulation, and he reports solely to the NYSE Regulation Board of Directors. Set forth below are the age and biographical information of Mr. Ketchum.

Name	Age	Present Principal Occupation or Employment, Five-Year Employment History and Other Directorships
Richard G. Ketchum	56	Mr. Ketchum is the Chief Executive Officer of NYSE Regulation. During the two years preceding the merger of the NYSE and Archipelago, Mr. Ketchum was the Chief Regulatory Officer of the NYSE. From June 2003 to March 2004, he was General Counsel of the Corporate and Investment Bank of Citigroup, Inc., and a member of the unit’s planning group, Business Practices Committee and Risk Management Committee. Previously, Mr. Ketchum spent 12 years at the NASD and the Nasdaq Stock Market, Inc. (“Nasdaq”). He served as president of Nasdaq for three years and president of NASD for seven years.

COMPENSATION

NYSE Euronext Director Compensation and Indemnification

On April 5, 2007, upon the recommendation of our Nominating and Governance Committee, our Board approved a new director compensation plan under which the chairman of our Board is entitled to an annual fee of $450,000, the deputy chairman of our Board is entitled to an annual fee of $250,000, and the non-management directors are each entitled to an annual fee of $150,000. In each case, 50% of the annual fee is payable in restricted stock units granted under the NYSE Euronext 2006 Stock Incentive Plan and 50% is payable in cash. Restricted stock units granted to each director will be delivered upon the director’s retirement, resignation or other termination (except for cause). Additional annual fees, payable entirely in cash, of (a) $25,000 are payable to the chairperson of the Audit Committee and (b) $10,000 are payable to the chairpersons of the Nominating and Governance Committee, the Technology Committee and the Human Resources and Compensation Committee, and to all members of the Audit Committee other than the chairperson. The chairman and deputy chairman, however, do not receive additional annual fees for committee service. Our directors are also reimbursed for their out-of-pocket travel expenses. In addition, in some cases, non-management directors who also serve as directors on the boards of our subsidiaries receive additional compensation for such service.

The NYSE Euronext Bylaws provide indemnification to NYSE Euronext directors and others against liability arising from their service to the full extent permitted by law. NYSE Euronext has obtained a directors’ and officers’ liability insurance policy.

Executive Compensation

NYSE Euronext was created in 2006 for the purpose of consummating the combination of NYSE Group and Euronext. Before the consummation of the combination on April 4, 2007, NYSE Euronext was a wholly owned subsidiary of NYSE Group and conducted no significant business. During that period, the officers of NYSE Group also acted as officers of NYSE Euronext. They received no compensation from us and served as our executive officers as part of their duties to NYSE Group.

NYSE Group filed a Compensation Discussion and Analysis and related compensation tables in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006. This information is attached as Annex B to this proxy statement to provide you with historic information regarding the compensation of NYSE Group’s executive officers during 2006 and the compensation policies that applied during that period. In addition, historic information regarding compensation of Euronext’s executive management for the fiscal year ended December 31, 2006 is set forth in Note 3.10 to Euronext’s financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2006, as amended.

During 2007, our Human Resources and Compensation Committee will evaluate the compensation policies of both NYSE Group and Euronext and will develop a new compensation policy designed to achieve the compensation objectives and business goals of the combined companies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information, as of April 13, 2007, regarding the beneficial ownership of shares of our Common Stock, of:

•	each person who is known by us to own beneficially 5% or more of our outstanding Common Stock;

•	each of our directors and director nominees and each of our named executive officers (the business address of each such person is 11 Wall Street, New York, NY 10005); and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of our Common Stock shown as beneficially owned by that stockholder. Percentage of beneficial ownership is based on the approximately 257.9 million shares of our Common Stock outstanding as of April 13, 2007.

Name and Address of Beneficial Owner	Number of Shares of Common Stock		Percentage of Class
Stockholders Owning Approximately 5% or more:
Atticus Capital LP 152 West 57th Street 45th Floor New York, NY 10019	20,842,371	(1)	8.1%

Directors:
Jan-Michiel Hessels	—	(2)
Marshall N. Carter	2,538	(2)(3)	*
Sir George Cox	—	(2)
André Dirckx	—	(2)
Ellyn L. Brown	697	(2)(4)	*
William E. Ford	13,948	(2)(4)(5)	*
Sylvain Hefes	—	(2)
Dominique Hoenn	—	(2)
Patrick Houël	—	(2)
Shirley Ann Jackson	697	(2)(4)	*
James S. McDonald	697	(2)(4)	*
Duncan M. McFarland	697	(2)(4)	*
James J. McNulty	18,067	(2)(6)	*
Baron Jean Peterbroeck	4,900	(2)	*
Alice M. Rivlin	697	(2)	*
Ricardo Salgado	—	(2)
Robert B. Shapiro	697	(2)(4)	*
John A. Thain	100	(7)(8)	*
Jean-François Théodore	140,035	(9)	*
Rijnhard van Tets	—	(2)
Karl M. von der Heyden	697	(2)(4)	*
Sir Brian Williamson	—	(2)

Non-Director Officers:
Tarak Achiche	29,372	(9)(10)	*
Roland Bellegarde	8,053	(9)(11)
Dale B. Bernstein	—	(8)(12)	*
Nelson Chai	142,019	(8)(13)	*
Hugh Freedberg	75,797	(9)(14)	*
Serge Harry	83,683	(9)(11)	*
Catherine R. Kinney	—	(8)(15)	*
Olivier Lefebvre	37,899	(9)(16)	*
Miguel Athayde Marques	12,633	(9)	*
Duncan L. Niederauer	—	(17)

Name and Address of Beneficial Owner	Number of Shares of Common Stock		Percentage of Class
Gerald D. Putnam	1,180,512	(8)(18)	*
Rachel F. Robbins	—	(8)(19)
Margaret Tutwiler	—	(8)(15)	*
Joost van der Does de Willebois	63,165	(9)	*
All directors, and executive officers as a group (36 individuals in total)	1,804,968		*

*	Less than 1%.
(1)	Based on information included in (a) a Schedule 13G/A, dated February 14, 2007, filed with the SEC by Atticus Capital LP and (b) a filing, dated November 1, 2006, by Atticus Capital LP, with the Netherlands Authority for the Financial Markets. Includes 2,951,400 shares of NYSE Euronext stock subject to a call option held by Atticus Capital L.P. The number of shares indicated assumes that the entities related to Atticus Capital L.P. holding Euronext ordinary shares prior to the consummation of the transactions contemplated by the combination agreement tendered such shares into the first tender offer under the combination agreement and chose the all-cash election. If in fact such entities chose the all-shares election, they would have received approximately 24,086,193 shares of NYSE Euronext common stock, constituting approximately 9.3% of the total shares issued and outstanding.
(2)	Does not include Director Restricted Stock Units (“Director RSUs”) awarded at a meeting of the Board of Directors on April 5, 2007, effective April 27, 2007. The grant for each director was 888 Director RSUs (except for Mr. Hessels, 2,663 Director RSUs, and for Mr. Carter, 1,480 Director RSUs). Directors have a right to acquire the shares of Common Stock underlying Director RSUs upon cessation of service as a director for any reason other than removal for cause.
(3)	Includes 2,438 shares of Common Stock underlying an equivalent number of Director RSUs.
(4)	Constitutes shares of Common Stock underlying an equivalent number of Director RSUs.
(5)	Does not include the 8,276,704 shares of Common Stock held by investment entities affiliated with General Atlantic, LLC, which Mr. Ford, as Chief Executive Officer and Managing Director of General Atlantic LLC and a general partner of GAP Coinvestment Partners II, L.P., could be deemed to beneficially own. Mr. Ford disclaims beneficial ownership of the Common Stock held by such investment entities beyond the extent of his pecuniary interest therein.
(6)	Includes 13,067 shares of Common Stock underlying an equivalent number of Director RSUs.
(7)	Does not include (a) 30,151 Restricted Stock Units (“Bonus RSUs”) granted February 3, 2007, or (b) unexercisable options to purchase 30,102 shares of Common Stock.
(8)	The Bonus RSUs are scheduled to vest (subject to the recipient’s continued employment by NYSE Euronext), and the shares underlying the Bonus RSUs are scheduled to be delivered, in three equal installments on February 2, 2008, 2009, and 2010. The Common Stock underlying Restricted Stock Units granted March 8, 2006 (“Merger RSUs”) is not deliverable before March 7, 2009. Three-quarters of the Merger RSUs are vested. The remaining one-quarter will vest subject to the recipient’s continued employment by NYSE Euronext. The Common Stock underlying Merger RSUs and Bonus RSUs does not currently represent voting or dispositive power and will not represent voting or dispositive power until the underlying stock is delivered.
(9)	Does not include performance shares awarded in 2006 issued under the Euronext Executive Incentive Plan. The amount of the 2006 award under that plan is subject to future contingencies beyond the control of either NYSE Euronext or the executive. The holders listed below of performance shares awarded in 2005 under the Executive Incentive Plan (“2005 Performance Shares”) will be given the option to have such shares vest, in the amounts indicated below, on a date yet to be determined but expected to occur within sixty (60) days of the date of this table, subject to transfer restrictions to remain in effect through December 31, 2007.

Jean-François Théodore	12,633
Tarak Achiche	8,843
Roland Gaston-Bellegarde	8,053
Hugh Freedberg	12,633
Olivier Lefebvre	12,633
Miguel Athayde Marques	12,633
Joost van der Does de Villebois	12,633

The share amounts in the table includes the number of 2005 Performance Shares identified above.

(10)	Does not include 9,000 ordinary shares of Euronext issued upon the exercise of options and tendered into the second tender offering period under the combination agreement. These shares were converted into 11,369 shares of NYSE Euronext Common Stock upon settlement of the second tender offer on April 27, 2007.
(11)	Does not include options to purchase 12,000 shares of Euronext N.V. It is expected that these options will convert into options to purchase 15,159 shares of NYSE Euronext Common Stock subsequent to the expiration of the French statutory holding period, unless exercised prior thereto.
(12)	Does not include (a) 6,951 Merger RSUs currently vested or scheduled to vest within 60 days, (b) 2,317 unvested Merger RSUs, (c) 976 Bonus RSUs or (d) unexercisable options to purchase 975 shares of Common Stock.
(13)	Includes 32,035 shares of Common Stock that Mr. Chai holds directly, as well as options he holds to purchase 109,984 shares of Common Stock, which are vested and exercisable within 60 days. Does not include unexercisable options to purchase 22,442 shares of Common Stock and 6,219 Bonus RSUs.
(14)	Consists of shares of Common Stock underlying an equivalent number of exercisable options held by Mr. Freedberg.
(15)	Does not include (a) 9,179 Merger RSUs currently vested or scheduled to vest within 60 days, (b) 3,060 unvested Merger RSUs, (c) 6,219 Bonus RSUs or (c) unexercisable options to purchase 6,209 shares of Common Stock.
(16)	Consists of shares of Common Stock underlying an equivalent number of exercisable options held by Mr. Lefebvre.
(17)	Does not include 52,056 RSUs granted to Mr. Niederauer. Such RSUs will vest and the shares of Common Stock underlying such RSUs will be deliverable on April 9, 2008, 2009 and 2010, subject to the executive’s continuing employment with NYSE Euronext.
(18)	Includes (a) 641,358 shares of Common Stock held by GSP, LLC, an entity in which Mr. Putnam owns a controlling interest, (b) 5,000 shares that GSP, LLC donated to the Putnam Family Foundation, a charitable organization, and (c) options to purchase 534,154 shares of Common Stock owned by Mr. Putnam that are exercisable within 60 days. Mr. Putnam disclaims beneficial ownership of the shares of Common Stock held by the Putnam Family Foundation. Mr. Putnam is the president of G&S Management, Co., which is the manager of GSP, LLC. Does not include (a) unexercisable options to purchase 80,189 shares of Common Stock and (b) 19,786 Bonus RSUs.
(19)	Does not include 507 Bonus RSUs.
(20)	Consists of shares of Common Stock underlying an equivalent number of exercisable options held by Mr. Van der Does de Willebois as of the date of this table.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no related person, promoter or control person transactions considered by NYSE Euronext in 2006. Our Board of Directors intends to approve our formal policy regarding related party transactions at its June 2007 meeting. The policy, once adopted, will be available on our website at www.nyseeuronext.com.

Relationships with General Atlantic

As of April 13, 2007, General Atlantic beneficially owned 8,276,704 shares (or approximately 3.2%) of our outstanding Common Stock. William E. Ford, a director of NYSE Euronext, is Chief Executive Officer of General Atlantic LLC and a general partner of GAPCO II.

The shares of our Common Stock held by General Atlantic are subject to transfer restrictions pursuant to the terms set forth in a support and lock-up agreement between the NYSE and General Atlantic. These transfer restrictions are scheduled to expire in equal installments on the second and third anniversaries of March 7, 2006. Our Board of Directors may, in its discretion, remove the transfer restrictions applicable to any shares of our Common Stock held by General Atlantic or on any other shares of our Common Stock subject to transfer restrictions. We granted General Atlantic registration rights in connection with its execution of the support and lock-up agreement. The terms of these registration rights are set forth in the Amended and Restated Support and Lock-up Agreement, which is included as Annex B to NYSE Group’s Registration Statement on Form S-4, File No. 333-126780, first filed with the SEC on July 21, 2005, as well as in the Registration Rights Agreement, dated as of October 20, 2005, incorporated by reference into Exhibit 10.15 to NYSE Group’s Form S-4.

Relationships with Gerald Putnam

Prior to the merger of NYSE and Archipelago, Mr. Putnam and his wife indirectly owned approximately 40% of TNT, a broker-dealer that regularly engages in trading activities on NYSE Arca, Inc. Mr. Putnam and his wife disposed of their interest in TNT as of May 15, 2006. As a result of TNT’s trading activities and the execution services provided by NYSE Arca, Inc. for the period from March 8, 2006 to May 15, 2006, NYSE Group received approximately $470,000 in net transaction fees from TNT.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our equity securities with the SEC. Such directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) reports they file.

Prior to April 4, 2007, the date of the completion of the combination, NYSE Euronext did not have a class of securities registered under Section 12 of the Exchange Act. Consequently, no reports under Section 16(a) were filed or required to be filed with respect to any NYSE Euronext securities.

Other Matters

As of the date of this proxy statement, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with the recommendation of the Board or in their best judgment with respect to such matters.

Stockholder Proposals for 2008 Annual Meeting

Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials that we will distribute in connection with our 2008 annual meeting must submit their proposals to the Secretary, NYSE Euronext, 11 Wall Street, New York, NY 10005 on or before December 30, 2007. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our 2008 proxy materials is instead a reasonable time before we begin to print and mail our proxy materials. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

For a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8, stockholders must give timely notice of the proposal to our Secretary in accordance with the advance notice procedures set forth in our Bylaws, which require, in general, that notice be delivered to our Secretary not later than 90 days prior to, and not earlier than 120 days prior to, the one-year anniversary date of this year’s Annual Meeting. In the event that the date of next year’s annual meeting is more than 30 days before or more than 60 days after the anniversary date, to be timely, notice by the stockholder must be delivered not earlier than 120 days prior to the annual meeting and not later than 90 days prior to the annual meeting or 10 days following the day on which we first make a public announcement of the meeting date.

Director Nominations

In accordance with our Bylaws, in order to be properly brought before the 2008 annual meeting, a stockholder’s nomination of a candidate for the Board must be delivered to the attention of Rachel F. Robbins, General Counsel and Secretary, NYSE Euronext, 11 Wall Street, New York, NY 10005 no later than 90 days prior to the one year anniversary date of this year’s Annual Meeting and no earlier than 120 days prior to the one year anniversary date of this year’s Annual Meeting.

NYSE Required Disclosures

NYSE Euronext filed the certifications required by Section 302 of the Sarbanes-Oxley Act of 2002 as an exhibit to its annual report Form 10-K, as amended, filed with the SEC on May 1, 2007.

VOTING VIA THE INTERNET OR BY TELEPHONE

Provision has been made for you to vote your shares of Common Stock via the Internet or by touch-tone telephone. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this proxy statement for specific instructions on how to cast your vote by any of these methods.

Votes submitted via the Internet or by touch-tone telephone must be received by 11:59 p.m., New York time, on June 6, 2007. Submitting your vote via the Internet or by touch-tone telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with the requirements of applicable law. Stockholders voting via the Internet or by touch-tone telephone should understand that there may be costs associated with voting in these manners, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder.

By Order of the Board of Directors:

Jan-Michiel Hessels Chairman of the Board of Directors

New York, New York

Dated: May 4, 2007

Annex A

DEFINITIONS

“Person” shall mean any natural person, company, corporation or similar entity, government, or political subdivision, agency, or instrumentality of a government.

“Related Persons” shall mean with respect to any Person:

(1)    any “affiliate” of such Person (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”));

(2)    any other Person(s) with which such first Person has any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of shares of the stock of the Corporation;

(3)    in the case of a Person that is a company, corporation or similar entity, any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of such Person and, in the case of a Person that is a partnership or a limited liability company, any general partner, managing member or manager of such Person, as applicable;

(4)    in the case of a Person that is a “member organization” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time), any “member” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time) that is associated with such Person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

(5)    in the case of a Person that is an OTP Firm, any OTP Holder that is associated with such Person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

(6)    in the case of a Person that is a natural person, any relative or spouse of such natural Person, or any relative of such spouse who has the same home as such natural Person or who is a director or officer of the Corporation or any of its parents or subsidiaries;

(7)    in the case of a Person that is an executive officer (as defined under Rule 3b-7 under the Exchange Act), or a director of a company, corporation or similar entity, such company, corporation or entity, as applicable;

(8)    in the case of a Person that is a general partner, managing member or manager of a partnership or limited liability company, such partnership or limited liability company, as applicable;

(9)    in the case of a Person that is a “member” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time), the “member organization” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time) with which such Person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act); and

(10)    in the case of a Person that is an OTP Holder, the OTP Firm with which such Person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act).

A-1

Annex B

NYSE Group, Inc.

2006 Compensation Discussion & Analysis

Compensation Committee Report

The former Human Resources and Compensation Committee of NYSE Group, which includes members of the Human Resources and Compensation Committee of NYSE Euronext, reviewed and discussed the Compensation Discussion & Analysis of NYSE Group with its management. In light of such discussions, the members of the Human Resources and Compensation Committee of NYSE Euronext set forth below recommended to the NYSE Euronext Board of Directors that the Compensation Discussion & Analysis of NYSE Group be included in this proxy statement.

Human Resources and Compensation Committee:

William E. Ford

Robert B. Shapiro

EXPLANATORY NOTE: The following Compensation Discussion & Analysis of NYSE Group was included in NYSE Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which was filed with the SEC on March 22, 2007. References to “we”, “us”, “our” or “the company” in the following discussion refer to NYSE Group, Inc. and not NYSE Euronext. The Human Resources and Compensation Committee of NYSE Euronext will evaluate the compensation policies of both NYSE Group and Euronext and will develop a new compensation policy designed to achieve the compensation objectives and business goals of the combined companies.

NYSE Group Compensation Discussion & Analysis

Overview

We believe that highly talented, dedicated and results-oriented executives are critical to our growth and long-term success. Our compensation policies, as designed and implemented by our Human Resources and Compensation Committee (HR&CC), are structured to attract and retain the highest caliber executive talent and to align our management’s interests with those of our shareholders. We believe that compensation should be tied in part to financial performance so that executives are held accountable through their pay for the performance of the business units for which they are responsible. We also believe that compensation should be tied in part to each executive’s individual performance to encourage and reflect individual contributions to our overall performance and corporate values.

We have also designed our current compensation program to accommodate the substantial organizational and structural changes that we have undergone over the past 18 months—becoming a for-profit, publicly traded company in 2006 and scheduled to become the world’s first global exchange group in 2007. As a result, we have not adopted plans that incorporate rigid formulas. We instead employ an annual bonus that is paid in a combination of cash and equity and is sufficiently flexible to allow the HR&CC to provide the incentives that it determines are appropriate as we undergo these transitions. In addition, our compensation programs have changed substantially over 2006, and we expect continued change in 2007. We believe having a flexible compensation program at this time is vital as we continue to lead the global development of financial markets.

To maintain the independence of our not-for-profit subsidiary NYSE Regulation, the compensation of its executives is determined solely by its Board of Directors, and the executives of NYSE Regulation do not participate in some of our general compensation programs. In particular, executives of NYSE Regulation are not eligible to receive any equity awards and may not hold any NYSE Group securities. The HR&CC advises and assists the NYSE Regulation Board at its request concerning executive compensation policies and procedures, and we believe that the compensation philosophies of the HR&CC and the NYSE Regulation Board are consistent.

The following Compensation Discussion & Analysis (CD&A) describes the principles, policies and practices that formed the foundation of our compensation program in 2006 and explains how they applied to the four most highly compensated executive officers of NYSE Group, including our chief executive officer and chief financial officer, and the chief executive officer of NYSE Regulation. These executives are named in the Summary Compensation Table that follows this CD&A, and we collectively refer to them as the “named executives.”

Objectives and Design of the Compensation Program

On March 7, 2006, we completed a merger between the NYSE and Archipelago Holdings, Inc. and became a for-profit, publicly traded company. Before the NYSE/Archipelago merger, NYSE Group conducted no significant business, and our executives were compensated by either the NYSE or Archipelago. Following the merger, we sought to integrate the NYSE’s and Archipelago’s respective executive compensation programs. As a result, our compensation program is comprised of both pre-merger NYSE and Archipelago policies and practices and post-merger NYSE Group policies and practices. We continued to modify our compensation program during 2006 to achieve the compensation objectives and business goals of the combined companies.

As a combined business, our compensation philosophy and strategy emphasized performance-based compensation to promote achievement of specified corporate goals. Accordingly, our compensation program was designed to accomplish the following key objectives:

Common Goals of NYSE Group and NYSE Regulation

•	Attract and retain highly talented, dedicated, results-oriented executives with competitive compensation packages

•	Reward individual factors, such as individual excellence, integrity and respect for others

•	Promote transparency through the use of relatively few, straightforward compensation components

•	Lead in best practices in executive compensation governance

Additional NYSE Group Goals

•

Encourage strong performance of NYSE Group and its respective business units on both an annual basis, with a competitive annual base salary and an annual bonus program, and on a long-term basis, by paying a substantial part of the annual bonus as equity-based compensation for eligible executives

•	Facilitate the integration of the legacy NYSE and Archipelago operations and complete the proposed combination with Euronext

•	Align long-term interests of senior executives and shareholders through equity-based awards with multi-year vesting requirements

•	Maximize shareholder value by designing our executive compensation programs to receive favorable tax and accounting treatments

Additional NYSE Regulation Goals

•	Encourage market integrity and investor protection

•	Attract and retain the quality staff necessary to deliver a premier regulatory program

•	Avoid any conflict of interest, real or perceived, relating to NYSE Regulation’s compensation programs by paying annual compensation only in the forms of base salary and cash bonus

We expect to further modify our compensation programs in 2007 following the completion of our combination with Euronext to create the world’s first truly global exchange.

DETERMINATION OF TOTAL COMPENSATION

At the end of each year, the HR&CC determines the total amount of annual compensation for each senior executive of NYSE Group and decides how total compensation should be allocated among the various components of executive compensation. Similar to the process undertaken by the HR&CC, the NYSE Regulation Board determines the total amount of annual compensation for each of its senior executives at the end of each year.

NYSE Group.    The HR&CC determined the total amount of each executive’s compensation based on the following factors:

•	NYSE Group performance (financial, operational, strategic and other goals)

•	Business unit performance

•	Individual performance

•

For named executives other than Mr. Thain, Mr. Thain’s assessment of individual performance, which is informed by the 360-degree comprehensive annual performance review of each named executive, which encompasses a variety of factors, including leadership, integrity, teamwork, respect for others and diversity

•	For Mr. Thain, the Chairman of the NYSE Group Board receives Mr. Thain’s 360-degree comprehensive annual performance review and discusses Mr. Thain’s performance with the HR&CC

•	The executive’s prior years’ compensation

•	Target total compensation between the 50th and 75th percentiles of comparable positions within peer group companies

•	The recommendation of Towers Perrin, the HR&CC’s outside compensation consultant

The allocation of total compensation between cash and equity awards is designed to reinforce NYSE Group’s compensation objectives. This allocation is further influenced by the relative costs and benefits of the different compensation vehicles, as well as the differences in the tax and accounting treatments afforded by each component.

In addition, the HR&CC also considers applicable terms of any agreement with the named executive. Of the named executives, only Ms. Kinney and Mr. Thain have agreements that affect their compensation. Ms. Kinney’s agreement predates the NYSE-Archipelago merger and relates solely to her participation in a legacy retirement benefit plan. Mr. Thain’s agreement was entered into when Mr. Thain joined the NYSE in 2004. As discussed below, we amended Mr. Thain’s agreement in 2006 to decrease his base salary and to add cash and equity incentive components. No named executives have agreements that provide special severance benefits or similar rights in the event of a change-in-control or termination of employment, and we do not intend to enter into any such agreements in 2007.

NYSE Regulation.    The NYSE Regulation Board determined the total amount of Mr. Ketchum’s compensation after taking into account:

•	NYSE Regulation performance (measured by certain operational and strategic goals defined by the NYSE Regulation Board)

•	Individual performance (which is informed by the review of Mr. Ketchum’s 360-degree annual performance review by the Chairman of the NYSE Regulation Board)

•	Prior years’ compensation

•	Target compensation between the 50th and 75th percentiles of comparable positions within peer group companies, as available

ELEMENTS OF EXECUTIVE COMPENSATION

To create the appropriate balance among the risk and reward elements of our compensation program and the long- and short-term performance of our Company, our annual executive compensation program is comprised of three basic elements:

•	Base salary

•	Cash portion of annual performance bonus

•	Equity portion of annual performance bonus for non-regulatory staff

We weighted the annual compensation package for the named executives in 2006 significantly toward performance-based pay to encourage achievement of annual corporate objectives and progress toward long-term goals.

Base salary.    In 2006, Mr. Thain recommended that we implement an equal base salary structure for all named executives. In agreeing to do so, we sought to create a partnership atmosphere in which individual responsibilities, experience and performance could be recognized through annual variable compensation, which was not built into historic salary levels. Both the HR&CC and the NYSE Regulation Board took consistent actions, and currently all of the named executives receive an annual base salary of $750,000. We do not expect this salary level to change in 2007, although we intend to periodically reevaluate salary levels in light of competitive market compensation paid by peer group companies for similar positions.

As a result of this change, Mr. Thain’s base salary was reduced. Mr. Thain’s prior salary was $4,120,000, which was set under the agreement pursuant to which Mr. Thain joined the NYSE in 2004. As part of this agreement, Mr. Thain was not eligible for any annual or long-term performance awards. In December 2006, we revised the agreement with Mr. Thain to reduce his annual salary to $750,000 and to provide for a combined annual cash and equity incentive target of $5.25 million. In anticipation of this revision, Mr. Thain’s salary was reduced to $750,000 in April 2006.

Annual Performance Bonus.    In 2006, we adopted the 2006 Annual Performance Bonus Plan to attract, retain, motivate and reward eligible employees and officers, including the named executives. Under this plan, discretionary performance bonuses are awarded to eligible employees based on an evaluation of the achievement of annual performance goals designated under the plan. For NYSE Group executives, the HR&CC sets performance goals, evaluates achievement of these goals and awards performance bonuses in light of annual achievements. The NYSE Regulation Board is responsible for determining the terms of awards made to eligible regulatory employees.

The Annual Performance Bonus Plan contemplates that performance goals may be evaluated based on the attainment of certain target levels of, or a specified increase or decrease in (as applicable), a wide variety of criteria, such as enterprise value or value creation targets, after-tax or pre-tax profits, including, without limitation, those attributable to continuing and/or other operations of NYSE Group, operational cash flow or economic value added, and expense reductions.

For NYSE Group executives, awards under the plan may be paid in cash or as equity-based awards. The HR&CC annually determines how the award will be allocated between cash and equity. Cash awards are paid in January of the following year and equity awards for the prior year’s performance are generally granted at the same time. As discussed below, Mr. Ketchum does not receive any equity-based compensation. As a result, the entire annual performance bonus awarded to Mr. Ketchum, the chief executive officer of NYSE Regulation, and to other officers and employees of NYSE Regulation, is paid in cash.

We expect that the annual performance bonus will vary significantly from year to year depending on the performance of the Company, the performance of the named executive’s particular business unit and the named executive’s individual performance.

Long-Term Equity Compensation.    We believe that long-term performance is enhanced through an “ownership culture.” Accordingly, the third element of our annual executive compensation program for all named executives (other than Mr. Ketchum) consists of paying a part of the annual performance bonus in equity-based compensation.

2006 Stock Incentive Plan.    As part of the NYSE-Archipelago merger, we adopted, and our shareholders approved, the NYSE Group 2006 Stock Incentive Plan (SIP) to strengthen the mutuality of interests between our executives and our shareholders by offering equity-based incentives to our executives.

The HR&CC administers the SIP and may grant named executives and other eligible employees a variety of awards whose value is based on the share price of NYSE Group Common Stock, including stock options, stock appreciation rights, restricted stock, performance shares and other stock-based awards. To date, the HR&CC has chosen to grant RSUs and non-qualified stock options. If any award granted under the plan expires, terminates, or is canceled without being fully exercised, then the number of shares underlying the unexercised award will again become available for awards under the plan. The HR&CC is responsible for determining the terms and conditions of the awards at the time of grant in accordance with the terms of the plan and may delegate all or a portion of its authority under the SIP. For grant amounts to employees other than our Chief Executive Officer, his direct reports and certain other executive officers, the HR&CC has delegated this authority to management.

The provisions of Section 162(m) of the Code generally disallow a tax deduction to a publicly traded company that pays compensation in excess of $1,000,000 to any of its named executives in any fiscal year, unless the compensation plan and awards meet certain requirements. Certain exceptions apply in the case of plans adopted by a private company before becoming publicly traded.

The SIP is intended to constitute a plan, as defined in Treasury Regulation Section 1.162-27(f)(1), for which the deductibility limits under Section 162(m) do not apply during the applicable transition period. In general, the transition period ends upon the earliest of: (1) the expiration of the plan (i.e., 10 years after the date that the plan is approved by stockholders); (2) a material modification of the plan; (3) the issuance of all available stock under the plan; or (4) the first stockholder meeting at which directors are to be elected that occurs after December 31, 2007.

Equity Portion of 2006 Annual Performance Award.    For 2006, we paid a portion of the annual performance award in time-vested non-qualified stock options and a portion in time-vested restricted stock units (RSUs). The options have an exercise price equal to the closing price of NYSE Group Common Stock on the day before the date of grant and become exercisable in equal installments on the first, second and third anniversaries of the date of grant. As a result, the named executives do not recognize the value of their awards unless and until our share price increases, providing a significant performance incentive and serving to align our executives’ interests with those of our shareholders. The RSUs awarded will vest, and the Common Stock underlying the awards will become deliverable, in equal installments on the first, second and third anniversaries of the date of grant. The RSUs align the executives’ interests with those of our shareholders and foster an “ownership” culture. The vesting periods of both the RSUs and the options also have a significant retention benefit.

NYSE/Archipelago Merger Transaction RSUs.    In 2006, we provided for special equity award grants to eligible NYSE employees in connection with the NYSE-Archipelago merger. Upon the completion of the merger, the HR&CC granted RSU awards (Merger RSUs) to non-regulatory employees of the NYSE and to certain employees of SIAC under the SIP. Of the named executives that were NYSE employees at that time, only Ms. Kinney received a merger-related grant. Mr. Thain did not participate, and Mr. Ketchum was not eligible to participate, in the grant of Merger RSUs. Grants were not made to former Archipelago employees because they were eligible for equity-based compensation from Archipelago before the merger. As a former not-for-profit entity, NYSE employees had not previously been eligible for equity-based compensation.

Of the Merger RSUs, 50% of each grant vested on March 8, 2006 (the date NYSE Group became a publicly traded company and the grant date), an additional 25% vested on March 8, 2007 and the remaining 25% will vest on March 8, 2008. The shares of Common Stock underlying the Merger RSUs will not be deliverable until March 8, 2009 and remain subject to forfeiture before delivery on certain terminations of a recipient’s employment. Delaying distribution in this manner is intended to incentivize executives to continually increase shareholder return and also encourages retention of our key executives. No dividends are paid on the shares underlying the Merger RSUs.

The NYSE Regulation Board awarded its executives a one-time cash award in connection with the NYSE-Archipelago merger (Merger Cash Awards). Merger Cash Awards vest and will be delivered in equal installments on March 8, 2007, 2008 and 2009 (with the first installment having been paid shortly before the date of this Annual Report on Form 10-K).

Effect of FAS 123R.    We recognize the expense of equity-related awards under Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (FAS 123R). Under FAS 123R, an award is classified as either an equity award or a liability award, which has a significant effect on the compensation expense we recognize for the award. We generally structure our equity-related awards to qualify as equity awards for purposes of FAS 123R and therefore avoid features that are inconsistent with that treatment (such as certain cash-based settlement and repurchase features). For awards classified as equity awards under FAS 123R, the compensation cost we recognize generally is fixed for a particular award at the time of grant and is not affected by subsequent changes in the market price of our shares. We also take the FAS 123R value of awards into account when we determine the extent to which we will grant full-value awards (such as RSUs) or option awards.

Timing of Equity Grants.    In 2006, the HR&CC only granted equity-based awards at the time of the NYSE-Archipelago merger. In 2007, the HR&CC granted year-end, time-vested equity-based awards with respect to 2006 performance at its regular meeting in January. The HR&CC expects that it will regularly award year-end grants at that time each year going forward. The equity-based awards were granted effective February 3, 2007 in the form of a specified dollar amount. We released our 2006 fourth quarter and year-end preliminary earning results before the opening of trading on February 2, 2007, and the actual number of equity-based awards that each named executive received in connection with these grants was based on the closing price of NYSE Group’s Common Stock on that date ($99.50) and used the same assumptions as we use for purposes of our financial statements.

Other Employment Benefits.    In addition to the annual compensation components we have described, we also maintain employee benefit and perquisite programs for our executives and other employees. During 2006, we combined and rationalized some of the legacy programs of the NYSE and Archipelago. We have no current plans to implement any additional benefits for our senior executives or to modify the benefits we currently provide. We believe these benefits are competitive and consistent with industry practice.

Welfare Benefits.    NYSE Group has broad-based health, dental, vision, life and disability benefit programs that are available to all employees on an equal basis.

Pension Benefits.    In 2006, NYSE Group froze the accrued benefits of all participants under its tax-qualified defined benefit pension plans and non-qualified plan and opted instead to focus on its defined contribution benefit programs. We provide these benefits through a tax-qualified retirement savings plan (401(k) Savings Plan) to all eligible employees and a non-qualified arrangement, the Supplemental Executive Savings Plan (SESP), for contributions above 401(k) limits.

401(k) Savings Plan.    The 401(k) Savings Plan enables employees to contribute, on a pre-tax or after-tax basis, or both, up to a certain percentage of their base salaries, subject to federal tax limitations under the Code, to their Savings Plan accounts. NYSE Group will match employee contributions to the 401(k) Savings Plan up to 6% of an employee’s base salary. Although originally participants were immediately vested in all contributions, the plan was amended so that matching contributions made on behalf of employees hired on or after January 1, 2006 vest at the rate of 20% for each year, with full vesting to occur after completion of five years of service. In addition, beginning with respect to the 2006 plan year, we make additional employer contributions, known as “retirement accumulation contributions,” to the 401(k) Savings Plan on behalf of eligible employees. These contributions range from 3% to 6% of an employee’s base salary depending on the participant’s age at the end of the plan year. These contributions become 100% vested after an employee completes three years of service. An eligible employee is not required to make pre-tax or after-tax contributions to the 401(k) Savings Plan to be eligible to receive a retirement accumulation contribution.

Supplemental Executive Savings Plan.    The SESP is available to officers and non-officers who satisfy certain eligibility criteria. The benefits provided by the SESP differ depending on how much employees earn and how much they contribute to the SESP. The named executives may participate in an SESP in lieu of contributing to the 401(k) Savings Plan. Because the named executives are officers and their respective salaries exceed the Internal Revenue Service (IRS) Compensation Limit of $220,000 (for 2006), they are eligible to participate in the SESP and receive benefits that are not available to officers with lower salaries or to non-officers. Specifically, beginning effective January 1, 2007, the named executives may contribute either 25% of their base salaries or the excess of their respective salaries over the IRS Compensation Limit, whichever is less. Due to their status as executive officers of NYSE Group, named executives also may elect to defer up to 25% of their bonuses earned in the plan year for which the election was effective. NYSE Group matches contributions of up to 6% of an eligible employee’s base salary but does not match deferrals of bonuses.

Due to a change in federal tax laws, SESP amounts accrued and vested before January 1, 2005 are subject to different rules than those that apply to amounts earned or vested after that date. Prior to January 1, 2006, participants were 100% vested in their pre-tax contributions, matching contributions by the NYSE and any earnings or losses thereon. As of January 1, 2006, matching contributions for new employees vest at the rate of 20% per year for the first five years of recognized service. Following termination of employment, participants may elect to receive their account balances in a lump sum distribution or in annual installments. Under the SESP programs, participants may direct investment of contributions among various mutual funds, but above-market earnings are not available.

In the event that the new employer retirement accumulation contributions made on behalf of an eligible employee under the 401(k) Savings Plan exceed applicable IRS limits for a plan year, NYSE Group may make a special discretionary contribution to the SESP on behalf of a participant (Special Retirement Contributions). Enrollment in this special program is automatic, and Special Retirement Contributions are entirely vested after the participant completes three years of vesting service, retires or otherwise terminates employment after attaining the age 55 or due to disability or death. If an employee does not participate in the SESP at the time a Special Retirement Contribution is made, then the contribution will be invested in the SESP’s default investment fund until the individual makes an investment measurement election. Vested Special Retirement Contributions will be distributed in a single lump sum payment upon retirement or other termination of employment (subject to special rules for executive officers), unless the participant elects otherwise.

Frozen Legacy Plans.    Before the NYSE-Archipelago merger, the NYSE offered additional deferred benefit plans. These plans were frozen in January 2006 following a two-year review process undertaken to align executive compensation more closely with industry standards. Although prior benefits may continue to vest, no new awards under these plans are permitted. Of the named executives, only Ms. Kinney participated in these legacy plans as described in the tables that follow this discussion. These plans are no longer part of our compensation program.

Limits on Mr. Thain’s Participation in 2006.    Under the agreement pursuant to which Mr. Thain joined the NYSE in 2004, Mr. Thain waived his right to participate in any employee benefit plans, programs or arrangements of the NYSE, other than his participation in the NYSE’s welfare benefit plan and the executive medical spending program. As a result, Mr. Thain did not participate in the NYSE legacy plans that were frozen in January 2006 or in the SESP. In addition, Mr. Thain was ineligible to participate in the SESP or to make pre-tax or after-tax contributions. He was also ineligible to receive matching contributions under the 401(k) Savings Plan.

As part of his agreement, Mr. Thain agreed to defer $120,000 of his base salary each year, and the NYSE agreed to credit Mr. Thain with a deemed matching contribution for $120,000. Although these amounts were not part of the SESP, they were deemed to be invested in the same investment opportunities that the SESP provides. Mr. Thain cannot withdraw these funds until he reaches age 60.

At the end of 2006, we agreed with Mr. Thain that he would begin participating in the benefit plans that were currently available to other senior executives, and Mr. Thain’s participation in these plans became effective January 1, 2007. The amounts that Mr. Thain deferred under the prior arrangement will be distributed to him under the terms of the agreement.

Perquisites.    Consistent with industry practice and to facilitate efficient travel and promote the safety of our senior executives, we provide the following perquisites. The HR&CC intends to review these perquisites on a regular basis.

Car Services.    In 2006, we provided the named executives with a company car and trained security driver or the use of a designated car service. This convenience was provided primarily for business purposes and commuting.

Although we provide this benefit to enhance the security and efficient travel of our key executives, SEC rules require that costs of commuting and other uses not directly and integrally related to our business be disclosed as compensation to the executive. Because we do not track use of these services on the basis contemplated by these SEC rules, we have reported the full cost of these services as income for each executive.

Aircraft.    We have fractional shares of the use of aircraft that may be reserved for business purposes by Messrs. Carter, Thain and Putnam. In many cases, the aircraft are used for business purposes for travel between the headquarters of NYSE Group and NYSE Arca, and these individuals are often accompanied by other of our executives traveling on the same route. In the limited instances that members of an executive’s immediate family have accompanied the executive on a business-related flight for their own non-business purposes, NYSE Group has been reimbursed for such use by the executive.

Termination and Change-in-Control Policies.    We have instituted a general severance policy for all employees and provide generally applicable termination protection in some of our equity-based awards. We also provide additional change-in-control benefits in connection with our equity-based compensation and have instituted provisions that allow us to recover the equity-based awards of employees who engage in activities detrimental to NYSE Group.

NYSE Group Severance Pay Plan.    Effective January 1, 2007, all employees (other than those covered by a collective bargaining agreement or those who are non-expatriate foreign employees) are eligible to participate in the NYSE Group Severance Pay Plan. The Severance Pay Plan provides for basic and enhanced severance benefits in the event of certain involuntary terminations of employment without cause. Basic severance benefits are equal to two weeks of an employee’s base salary, less any other severance payments that the employee receives from NYSE Group. Eligible managerial/professional employees are eligible for enhanced severance benefits. Enhanced severance is generally calculated as two weeks of base pay per year of service up to a maximum of 52 weeks, less any other severance the employee receives from NYSE Group. NYSE Group has not provided any tax gross-ups to any of the named executives. Before 2007, Archipelago employees were not eligible to participate in the Severance Pay Plan.

To be eligible for basic and enhanced severance, a participant must be terminated by the Company without cause as a result of an involuntary termination of employment due to a business restructuring or such other circumstances as the plan administrator deems appropriate for the payment of severance. Under the plan, “cause” generally means (1) a participant’s failure to satisfactorily perform or observe Company policies or (2) a participant seeking to obtain personal gain at the expense of the Company, improperly disclosing proprietary information or trade secrets of the Company, engaging in illegal conduct or misconduct that is injurious to the Company or that would disqualify an employee from continued employment under applicable law or a conviction of, or plea of nolo contendere with respect to, a felony or crime of moral turpitude. All severance benefits are paid in accordance with NYSE Group’s regular payroll practices. Payment of enhanced severance benefits is conditioned upon the employee executing a release of claims in favor of NYSE Group and its related entities. For the payments and benefits payable to each named executive under the Severance Pay Plan, and separately under the SIP (as discussed below) in the event of termination, see the “Termination Payments and Benefits” table following the CD&A.

Involuntary and Retirement Provisions in Equity Awards.    NYSE Group’s equity-based awards generally provide termination protection if a recipient’s employment is terminated involuntarily by NYSE Group without cause, due to disability or death or if a recipient retires after age 55. Under the terms of our equity award agreements, which apply equally to all recipients, the unvested portion of most outstanding equity awards will automatically become fully vested upon such terminations. However, we did not adopt this treatment for the

Merger RSUs or for the Merger Cash Awards. Recipients generally forfeit unvested Merger RSUS and Merger Cash Awards on any termination, unless the HR&CC (or the NYSE Regulation Board, as the case may be) exercises discretion to accelerate vesting. For Merger Cash Awards, however, in the event a recipient retires after age 55, the portion of the award that would have vested on the first scheduled vesting date following the recipient’s retirement shall vest on the date of the recipient’s retirement.

Change-in-Control Provisions in Equity Awards.    In the event of a change-in-control of NYSE Group, the unvested portion of all outstanding equity-based awards will automatically become fully vested. In terms of these awards, a “change-in-control” generally involves a change in the majority control of NYSE Group and certain business combinations involving NYSE Group if as a result of such business combinations, our shareholders before the combination do not hold the majority of the shares of the resulting company following the business combination and the members of our Board of Directors do not hold the majority of seats on the board of the resulting company. The HR&CC determined that accelerated vesting was appropriate in this circumstance to attract and retain executives in our rapidly changing environment. In accordance with the terms of our equity plans, the proposed combination with Euronext will not constitute a change-in-control.

Forfeiture of Outstanding Equity Awards.    Payment of our equity-based awards, other than RSUs, is conditioned on the recipient honoring the covenant to refrain from engaging in “detrimental activity,” which includes disclosure of confidential facts, disparagement of NYSE Group or its affiliates or any activity that would constitute grounds for a termination for cause. For this purpose, “cause” generally includes the willful failure to substantially perform one’s responsibilities, willfully engaging in illegal conduct or misconduct injurious to the Company or that would disqualify an executive from continued employment under applicable law or a felony conviction or guilty plea by an executive. If a named executive engages in detrimental activity or is terminated for cause, then he or she would forfeit all such outstanding awards and would be required to repay any benefit received from the vesting or exercise of any such award over the preceding year. However, only unvested RSUs shall be forfeited in the event of a termination for cause.

COMPENSATION DECISION PROCESS

NYSE Group.    The HR&CC annually determines the total compensation package for each named executive of NYSE Group and sets the compensation level, mix and performance goals for the subsequent year. In making year-end compensation decisions, the HR&CC considers the corporate goals that it established in the prior year and evaluates the performance of NYSE Group, its respective business units and each named executive’s performance in light of those goals. Although executive compensation decisions are made within the HR&CC’s discretion, the committee seeks input from management and guidance from its outside compensation consultant. In addition, the HR&CC also considers competitive data regarding salaries and incentives awarded to other named executives in a comparator group. The HR&CC significantly weights each named executive’s target compensation package toward performance-based pay.

None of the named executives of NYSE Group has any role in determining his or her compensation. However, our Chief Executive Officer recommends compensation packages for other named executives of NYSE Group in light of his assessment of the individual contributions and performance of each executive, his consideration of prior-years’ compensation and his evaluation of peer group company data. He bases his assessments on each executive’s contributions to achieving the goals outlined by the HR&CC, as well as his or her 360-degree annual performance review.

NYSE Regulation.    The NYSE Regulation Board annually determines the total compensation package of Mr. Ketchum. In determining his compensation, the NYSE Regulation Board considers Mr. Ketchum’s individual performance and his contribution to the achievement of NYSE Regulation’s annual performance goals, which is informed by Mr. Ketchum’s 360-degree annual performance review by the Chairman of the NYSE Regulation Board.

Independent Consultant.    The HR&CC has retained Towers Perrin as an independent, outside compensation consultant to advise the committee on all compensation matters relating to our senior executive officers. Towers Perrin has provided guidance on our compensation practices and programs and has assisted the HR&CC in the design and evaluation of executive pay packages. In 2006, Towers Perrin helped to define NYSE Group’s applicable peer group, which was approved by our Board of Directors. Towers Perrin also reviewed the compensation of each of NYSE Group’s four most highly compensated executive officers, as well as the chief executive officer of NYSE Regulation. Based on publicly available data, Towers Perrin compared the compensation of each of our named executives to the actual compensation of executives holding similar positions within our peer group companies (although it was noted that peer information was of limited relevance for Mr. Ketchum). Towers Perrin compiled these statistics to determine the median compensation level for each named executive within the selected peer group.

To develop competitive compensation packages for our named executives, the HR&CC examined a comparison study of publicly traded exchanges and securities firms that do not trade for their own proprietary accounts. Our Board of Directors selected 13 companies to comprise the NYSE Group’s peer group for executive compensation purposes, which included:

AG Edwards	Ameritrade
Charles Schwab	Chicago Mercantile
E*Trade	eSpeed
ITG	Jefferies Group
Knight Trading Group	LaBranche & Co
Legg Mason	NASDAQ
Raymond James

In addition, Towers Perrin’s named executive compensation analysis also considered five additional public exchanges in the United States and Canada, including:

CBOT Holdings	International Securities Exchange
Toronto Stock Exchange	IntercontinentalExchange
NYMEX Holdings

We expect that these peer groups will change as a result of our planned combination with Euronext.

As previously discussed, total annual executive compensation is targeted between the 50th and 75th percentiles of our peer group, taking into account that public data reflects compensation awarded in the prior year and giving effect to any significant changes in peer group compensation. To ascertain the 50th percentile benchmark for the named executives, we consider the median of the proxy data gathered by Towers Perrin for executives holding comparable positions within companies of our peer group. If performance of our Company, our business units and/or a named executive exceeds annual targeted goals, then the HR&CC has discretion to award our executives total compensation above the median of market pay through our annual bonus decisions.

We believe that, due to NYSE Group’s status as the largest exchange group, using the median compensation of selected peer group companies as a benchmark may provide limited accuracy because the market does not offer a sizeable group of readily comparable “peer” exchanges. Moreover, our named executives faced an unusually complex reorganization and significant operational challenges in 2006 and, despite these difficulties, exceeded targeted goals at the corporate, business unit and individual levels. The HR&CC considered these factors in awarding compensation for 2006. The HR&CC will continue to review and analyze its executive compensation plans and programs during fiscal year 2007 and anticipates reevaluating the list of peer group companies given the post-combination profile of NYSE Euronext.

2006 COMPENSATION

The HR&CC and the NYSE Regulation Board consider compensation on the basis of direct compensation and indirect compensation as follows:

Direct Compensation	Indirect Compensation

•        Salary

•        Annual performance awards earned

•     Includes cash and fair value of equity awards

•     Includes awards even though they may be subject to vesting that requires an executive to remain employed

•        Multi-year and special awards earned

•     Includes awards granted outside of the normal annual process

•     Would include performance awards relating to the achievement of multi-year targets (which would be reflected below in the year the performance level is determined), but we have not issued these types of awards

•     Includes awards even though they may be subject to vesting that requires an executive to remain employed

•        Change in pension value

•     Includes annual increases in present value of actuarial pension benefits

•     Would include above-market earnings on deferred compensation, but we do not have plans that provide for above-market earnings

•     Calculated in same way as current SEC requirement

•        All other compensation

The following table summarizes the compensation of our named executives on this basis, which is different from the basis required in the Summary Compensation Table that follows this CD&A. For example, the following table (1) distinguishes between awards that are a part of the annual compensation process and other multi-year and special awards that are granted outside of that process and (2) presents time-vested equity awards based on fair value and not on the basis of financial expense that we recognized with respect to such awards.

Before the NYSE-Archipelago merger closed on March 7, 2006, NYSE Group conducted no significant business. To provide you with a complete picture of the compensation of our named executives, the information in this Annual Report on Form 10-K includes the 2006 compensation paid by the NYSE or Archipelago to our named executives before the merger. More detail regarding the amounts in the following table can be found in the footnotes to the Summary Compensation Table.

Compensation Earned in 2006

Name and Principal Position	Salary	Annual Performance Awards			Total Direct Annual Compensation	Multi- Year & Special Awards	Indirect Compensation		Total
		Cash Bonus	RSUs	Options			Change in Pension Value	All Other Compensation
NYSE Group
John A. Thain	$1,786,923	$3,250,000	$3,000,000	$1,000,000	$9,036,923	—	—	$318,651	$9,355,574
Chief Executive Officer
Gerald D. Putnam	750,000	2,625,000	1,968,750	656,250	6,000,000	—	—	69,200	6,069,200
President and Co-Chief Operating Officer
Catherine R. Kinney	750,000	825,000	618,750	206,250	2,400,000	$826,133	$229,305	262,248	3,717,686
President and Co-Chief Operating Officer
Nelson Chai	750,000	825,000	618,750	206,250	2,400,000	—	—	309,523	2,709,523
Executive Vice President and Chief Financial Officer
NYSE Regulation
Richard G. Ketchum	750,000	1,200,000	—	—	1,950,000	450,000	46,367	111,341	2,557,708
Chief Executive Officer of NYSE Regulation

NYSE Group 2006 Objectives and Results.    2006 was an exceptional year for NYSE Group—both in terms of the challenges faced and the strides made in achieving many of the significant goals set by the HR&CC for the year. The HR&CC’s compensation decisions for 2006 were based on its consideration of our progress in achieving the financial, operational, strategic and corporate-related goals and objectives described below. These goals and objectives were discussed with our Board of Directors in April 2006 after adoption by the HR&CC. During 2006, management provided the HR&CC with regular updates on the progress of performance in furtherance of these goals and objectives.

The HR&CC found that the named executives were instrumental in the achievement of the following goals and that their individual efforts directly contributed to our exceptional year. We benefited not only from the diverse experience and expertise of these individuals, but also from their direct and forceful advocacy on behalf of the Company. The named executives exceeded targeted performance goals while steering a much larger and more diverse business and simultaneously pursue further growth globally.

Financial Objectives.    For 2006, the HR&CC established the following financial objectives—all of which the HR&CC has determined have been accomplished:

•	Became a for-profit, publicly traded company following the completion of the historic NYSE/Archipelago merger

•	Completed a secondary equity offering ($1.725 billion) that provided liquidity to many of the NYSE’s former members

•	Increased revenues from new and existing products

•	Achieved a stated cost savings goal of $100 million for fiscal years 2005 and 2006 in connection with the NYSE/Archipelago merger

•	Generated a positive shareholder return for 2006 (with our share price increasing 21.5% at year-end from March 8, 2006 when we became a public company)

Operational Objectives.    For 2006, the HR&CC established the following operational objectives—many of which the HR&CC has determined have been accomplished:

•	Completed the NYSE/Archipelago merger and successfully integrated the separate business models and cultures of the companies

•	Achieved listing targets

•	Continued to develop the NYSE Arca listing platform

•	Began implementation of the NYSE Hybrid MarketSM

•	Acquired 100% ownership of SIAC by purchasing the remaining one-third ownership interest from AMEX

Strategic Objectives.    For 2006, the HR&CC established the following strategic goals—all of which the HR&CC has determined have been met or exceeded:

•

Executed a combination agreement with Euronext to create the world’s first truly global exchange group and the largest securities marketplace and made significant progress toward closing the combination

•

Pursued other international investment opportunities, and in January 2007 entered into an agreement to acquire a five percent ownership interest in the National Stock Exchange, India’s largest financial marketplace

Corporate-related Objectives.    In 2006, the HR&CC also focused on the achievement of certain corporate-related goals concerning succession planning, hiring a new general counsel and management’s continued commitment to strengthening the leadership position of our marketplace.

Individual Factors.    The HR&CC also considered individual factors for each of the named executives, including, for named executives other than Mr. Thain, Mr. Thain’s assessment of their individual contributions and performance.

HR&CC 2006 COMPENSATION DECISIONS.

Mr. Thain.    During 2006, we amended the terms of Mr. Thain’s employment. As amended, Mr. Thain’s total annual compensation target for 2006 was $6.0 million, which included a base salary of $750,000, an annual cash award targeted at $2 million and an annual equity award targeted at $3.25 million. The HR&CC based these targets on competitive information, advice from Towers Perrin and Mr. Thain’s historic compensation level.

In connection with this change, Mr. Thain’s salary was reduced to $750,000 in April 2006. The salary he earned in 2006 therefore reflects the combination of his higher salary rate for the first part of 2006 (which was paid primarily by the NYSE) and the new rate for the remainder of the year.

As with the other named executives, the HR&CC based its compensation decisions on an annual compensation amount consisting of the year-end salary rate and the annual performance bonus. Based on the performance outlined above, the HR&CC determined that Mr. Thain substantially exceeded target performance and awarded him an annual performance bonus of $7.25 million, for a total, when added to his year-end salary rate, of $8.0 million. This amount was 33% higher than Mr. Thain’s targeted compensation for the year. For Mr. Thain, the HR&CC allocated 50% of his annual compensation amount to cash and 50% to equity. Of the equity, 75% was allocated to time-vested RSUs and 25% to time-vested non-qualified stock options. These allocations were generally consistent with the allocations to the other NYSE Group named executives described below, except that a marginally higher percentage of Mr. Thain’s total annual compensation is allocated to time-vested equity because his salary rate was included in calculating the cash and equity allocations.

Other NYSE Group Named Executives.    The HR&CC agreed with Mr. Thain’s recommendation that the other NYSE Group named executives exceeded expectations for the year and awarded annual performance bonuses. In the case of Mr. Putnam, the HR&CC also considered his compensation in his former position as Chief Executive Officer of Archipelago. Annual performance awards to the NYSE Group named executives are outlined in the preceding table.

The HR&CC allocated the annual performance bonus 50% to cash bonus and 50% to equity-based awards and further allocated the equity-based awards 75% to time-vested RSUs and 25% to time-vested non-qualified stock options. The HR&CC believes that allocating 50% of the annual performance award to time-vested equity is consistent with its goals of aligning long-term interests of senior executives and shareholders and fostering executive retention. The HR&CC determined that allocating a substantial portion of the equity component to RSUs is consistent with competitive market practice and the current view of best compensation practice. However, the HR&CC determined that stock options continue to provide an appropriate, additional performance incentive for senior executives and therefore determined to include an option component in the annual performance award as well.

The equity portions of the NYSE Group’s annual performance awards were granted to our named executives at the HR&CC’s January 2007 meeting. Because these awards were granted in 2007, they do not appear in the Summary Compensation Table that follows this CD&A. The Summary Compensation Table reflects only the equity compensation expense that we recognized under FAS 123R in 2006 for equity awards to the named executives. The equity portion of the 2006 annual performance awards will first appear in the 2007 line of next year’s Summary Compensation Table.

Merger RSUs.    As discussed above, the HR&CC granted RSU awards to eligible non-regulatory employees of the NYSE and to certain employees of SIAC under the SIP in connection with the NYSE-Archipelago merger. In addition to her annual compensation described in the preceding table, Ms. Kinney received a grant of 12,239 Merger RSUs. The HR&CC did not consider these awards in making 2006 annual performance compensation decisions.

NYSE Regulation 2006 Objectives and Results.    As a reflection of its strong performance in 2006, the NYSE Regulation Board determined that NYSE Regulation accomplished many of the annual objectives that the NYSE Regulation Board had established in the prior year. The NYSE Regulation Board assessed Mr. Ketchum’s individual contributions to the achievement of corporate goals and objectives to establish whether his performance met or exceeded expectations. In its review, the NYSE Regulation Board evaluated corporate performance by considering a variety of annual achievements, including the significant achievements described below, and determined that Mr. Ketchum’s leadership facilitated NYSE Regulation’s successes in 2006.

Member Firm Regulation.    In 2006, the Member Firm Regulation Division implemented a Risk-Based Examination Program; enhanced coordination on examinations with the NASD and the SEC, among others; made significant efforts toward harmonization of the NASD’s and NYSE’s rules; executed a non-binding letter of intent with the NASD to consolidate securities firm regulation and made progress toward implementing regulatory consolidation to merge certain regulatory functions with those of the NASD; and enhanced interaction with member organizations by providing educational and interpretative support concerning NYSE rules, practices and policies and by improving communication with member organizations.

Enforcement.    In 2006, the Enforcement Division integrated NYSE Arca and NYSE Arca Equities into the Enforcement program; focused enforcement actions on significant violations impacting the industry; improved timeliness of completion of investigations; successfully coordinated joint matters with the SEC and the NASD; and implemented a “paperless” intake process, making the review of filings more efficient.

Market Surveillance.    In 2006, the Market Surveillance Division implemented or enhanced a significant number of hybrid and non-hybrid market surveillances; met durational targets for executing alerts, investigations and referrals, despite an increase in the levels of these activities, and for responses to public and listed company inquiries; and worked closely with regulators to address or implement recommendations.

Risk Assessment.    In 2006, the Risk Assessment Division effectively facilitated the exchange of information with the industry to better address and detect regulatory risks and provided best practice guidance to the industry regarding numerous regulatory risks.

Corporate Compliance and Financial Compliance.    In 2006, the Corporate Compliance and Financial Compliance Division integrated the NYSE Arca listing compliance program with that of the NYSE and vigorously monitored and enforced the NYSE and NYSE Arca listing standards.

Corporate-related Objectives.    In 2006, the NYSE Regulation Board also focused on the achievement of certain corporate-related goals, such as enhancing the strength and independence of our regulatory structure.

Individual Factors.    The NYSE Regulation Board placed considerable weight on, and his 360-degree annual performance review reflected, Mr. Ketchum’s substantial leadership role in facilitating the historic combination of certain NYSE regulatory functions with the NASD to create a new SRO for the industry.

NYSE Regulation 2006 Compensation Decisions.    In light of NYSE Regulation’s numerous achievements, the NYSE Regulation Board awarded Mr. Ketchum an annual performance award for 2006 of $1.2 million. This award was paid entirely in cash in January 2007.

As discussed above, the NYSE Regulation Board awarded Mr. Ketchum a Merger Cash Award of $450,000 in addition to his annual compensation described in the preceding table. The two-thirds of Mr. Ketchum’s Merger Cash Award that is currently unvested, will vest and be delivered in equal installments on March 8, 2008 and 2009. The first third of this award vested shortly before the date of this Annual Report on Form 10-K. The NYSE Regulation Board did not consider Merger Cash Award levels in making its 2006 annual performance compensation decisions.

CONCLUSION

NYSE Group’s compensation policies are designed to retain our senior executive officers, to motivate them to achieve corporate performance goals, to create shareholder value and ultimately to reward them for outstanding performance. The HR&CC and the NYSE Regulation Board believe that the executive compensation plans and programs with respect to fiscal year 2006 were both competitive and appropriate based on the NYSE Group’s and NYSE Regulation’s performance over this past year.

COMPENSATION FOR THE NAMED EXECUTIVES IN 2006

NYSE Group was formed in 2005 for the purpose of consummating the merger of the NYSE and Archipelago. Before the merger, NYSE Group conducted no significant business. Accordingly, prior to March 8, 2006, no compensation was paid to any executive officer of NYSE Group for serving in such capacity. Rather, each executive officer was an officer of the NYSE or Archipelago and was compensated by the respective entity. To provide you with a complete picture of the compensation of our named executives, the information in this Annual Report on Form 10-K includes the 2006 compensation paid by the NYSE or Archipelago before the merger.

The following tables contain information about NYSE Group’s Chief Executive Officer, Chief Financial Officer and three other most highly paid executive officers in 2006.

Summary Compensation Table

Name and Principal Position(1)	Year	Salary(2)	Bonus	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation	Change in Pension Value(5)	All Other Compensation(6)	Total
NYSE Group
John A. Thain	2006	$1,786,923	$3,250,000	—	—	—	—	$318,651	$5,355,574
Chief Executive Officer
Gerald D. Putnam	2006	750,000	2,625,000	—	$1,292,632	—	—	69,200	4,736,832
President and Co-Chief Operating Officer
Catherine R. Kinney	2006	750,000	825,000	$634,000	—	—	$229,305	262,248	2,700,553
President and Co-Chief Operating Officer
Nelson Chai	2006	750,000	825,000	—	284,399	—	—	309,523	2,168,922
Executive Vice President and Chief Financial Officer

NYSE Regulation
Richard G. Ketchum	2006	750,000	1,200,000	—	—	—	46,347	111,341	2,107,688
Chief Executive Officer of NYSE Regulation

(1)	Other than Mr. Ketchum, each of the named executive officers is an executive officer of NYSE Group. Mr. Ketchum is the chief executive officer of NYSE Regulation, Inc., a separate not-for-profit subsidiary of NYSE Group. Before the NYSE-Archipelago merger, Mr. Thain, Ms. Kinney and Mr. Ketchum were executive officers of the NYSE and Messrs. Putnam and Chai were executive officers of Archipelago, and each executive officer was compensated by the respective entity.
(2)	For Mr. Thain, this column reflects the change in his salary in April 2006. Mr. Thain’s salary rate for the first part of the year was $4,120,000 and $750,000 for the second part of the year.
(3)	This column represents the dollar amount recognized by NYSE Group for financial statement reporting purposes in 2006 (without regard to any estimate of forfeiture related to service-based vesting conditions) of RSUs granted in 2006 in connection with the NYSE-Archipelago merger (Merger RSUs). The compensation expense for these RSUs awards is based on the market price of the shares underlying the RSUs on the grant date and recognized ratably over the vesting period. As we do not pay dividends on our Common Stock, we did not adjust the FAS 123R value of these stock awards to reflect that participants do not receive dividends in connection with these awards. We also granted RSUs as part of the 2006 annual incentive bonus awarded to each named executive of NYSE Group. However, because these grants were not made until after the end of the year, we did not recognize any compensation expense for them in 2006 and they are therefore not reflected in this column. Both of these RSU grants are described in the CD&A that precedes this table and are reflected in the “Grant of Plan-Based Awards” table that follows.

Mr. Ketchum is not eligible to hold NYSE Group securities and therefore did not participate in the grant of RSUs to non-regulatory employees in connection with the NYSE-Archipelago merger. Mr. Ketchum instead received a cash award (Merger Cash Award) of $450,000 under the Merger Transaction Cash Plan (which was limited to regulatory employees) at the time of the merger. This award vests and is delivered in equal installments on the first, second and third anniversaries of the merger.

(4)	This column represents the dollar amount recognized by NYSE Group for financial statement reporting purposes in 2006 (without regard to any estimate of forfeiture related to service-based vesting conditions) for stock options outstanding during the year. The compensation expense for these stock options was estimated using the Black-Scholes option pricing model with the following assumptions: expected volatility of 30%, risk-free interest of 4.8%, expected term to exercise of seven years and no dividend yield. The expense is recognized ratably over the vesting period.

The expense represented in this column relates to options that were issued by Archipelago before the NYSE-Archipelago merger. Some of these legacy Archipelago options were accelerated immediately before the NYSE-Archipelago merger, and some continue to vest after the merger. The “Outstanding Equity Awards at Fiscal Year-End” table that follows provides additional detail regarding these options. We also granted options as part of the 2006 annual incentive bonus award awarded to each named executive of NYSE Group. However, because these grants were not made until after the end of the year, we did not recognize compensation expense for them in 2006 and they are therefore not reflected in this column. This option grant is described in the CD&A that precedes this table and reflected in the Grant of Plan-Based Awards table that follows.

(5)	This column represents the total change in the actuarial present value of the accumulated benefit under all of NYSE Group’s defined benefit pension plans. These plans are described under the heading “Pension Benefits” below, and the associated “2006 Pension Benefits” able provides additional detail regarding the amounts in this column.
(6)	This column includes the incremental cost of perquisites, matching contributions under NYSE Group’s 401(k) savings plans, and the NYSE Group Supplemental Executive Savings Plan and life insurance premiums paid by NYSE Group. This column also includes $167,000 in relocation costs paid by NYSE Group to Mr. Chai in connection with his relocation to New York City as an Archipelago employee before the completion of the NYSE-Archipelago merger. NYSE Group agreed to pay these costs in exchange for Mr. Chai’s secondment to the NYSE before the consummation of the merger. The “2006 All Other Compensation” table that follows provides additional detail regarding the amounts in the column.

Detail regarding perquisites, benefits and all other compensation.

The following table details the incremental cost of perquisites received by each of the named executives, as well as the other elements of compensation listed in the “all other compensation” column of the summary compensation table, for 2006.

2006 All Other Compensation

Name	Perquisites and Benefits		Matching Contributions	Life Insurance	Total
	Personal Use of Car Service	Relocation Expense
NYSE Group
John A. Thain	$198,651	—	$120,000	—	$318,651
Gerald D. Putnam	62,900	—	6,300	—	69,200
Catherine R. Kinney	213,246	—	45,000	$4,002	262,248
Nelson Chai	102,000	$167,000	39,185	1,338	309,523

NYSE Regulation
Richard G. Ketchum	58,859	—	45,000	7,482	111,341

The incremental cost of personal use of automobiles and drivers was based on the full cost to NYSE Group. Although we provide this benefit to enhance the security and efficiency of our key executives, SEC rules require that costs of commuting and other uses not directly and integrally related to our business be disclosed as compensation to the executive. Because we do not track use of these services on the basis contemplated by these SEC rules, we have reported the full cost here. The relocation expense in the table reflects our direct expenditures related to Mr. Chai’s relocation to New York City.

Letter Agreement for Mr. Thain.    Mr. Thain’s employment arrangements with NYSE Group changed in 2006. Until April 2006, Mr. Thain served under letter agreements that entitled him to an annual base salary of $4,120,000. Under these original agreements, Mr. Thain waived his right to participate in any employee benefit plans, programs or arrangements of the NYSE, other than participation in the medical, dental, vision and short-term disability benefit plan portions of the NYSE’s welfare benefit plan and the executive medical spending program. As a result, Mr. Thain was not eligible for an incentive award and did not participate in the Capital Accumulation Plan, the Supplemental Executive Retirement Plan, the Supplemental Executive Savings Plan, the Savings Plan or the Retirement Plan. In addition, Mr. Thain agreed to defer $120,000 of his annual base pay each year, and the NYSE agreed to credit Mr. Thain with a deemed matching contribution equal to $120,000 per year, all to be invested in the vehicles designated under the SESP. This money may be withdrawn only after Mr. Thain reaches age 60.

In April 2006, the NYSE Group Board of Directors proposed an amendment to Mr. Thain’s original letter agreements that would reduce his annual base salary to $750,000, create performance-based incentive compensation with cash and equity targets totaling $5.25 million, for a total compensation target of $6 million, and cause him to participate in the benefit plans currently available to other senior executives. In anticipation of the execution of the amended agreement, Mr. Thain’s annual base salary was reduced to $750,000 as of April 17, 2006.

On December 14, 2006, Mr. Thain entered into a new letter agreement, effective as of April 17, 2006. The material terms of Mr. Thain’s new letter agreement are as follows:

•	Annual Base Salary. The letter agreement established an annual base salary of $750,000.

•

Cash and Equity Incentive Targets.    The letter agreement established performance-based incentive compensation consisting of a cash bonus with a target of $2.0 million and an equity award with a target of $3.25 million.

•

Welfare Plans.    The letter agreement provides that, beginning January 1, 2007, Mr. Thain will participate in any welfare, pension and other employee benefit or perquisite plans, programs or arrangements the Company maintains, contributes to or sponsors for the benefit of other employees of the Company. The letter agreement also provided that Mr. Thain will participate in the NYSE Employee Savings Plan effective on that date. Finally, the letter agreement discontinued the non-qualified deferred compensation arrangement provided for in the original letter agreement effective December 31, 2006.

Mr. Thain’s letter agreement does not provide any special severance or similar benefits in the event of termination of his employment or upon a change-in-control of NYSE Group.

2006 GRANTS OF PLAN-BASED AWARDS

In 2006, we granted restricted stock unit (RSU) awards in connection with the NYSE-Archipelago merger and as part of incentive compensation awards made under our annual executive compensation program.

Merger RSUs.    The HR&CC granted RSU awards to eligible non-regulatory employees of the NYSE and to certain employees of SIAC under the NYSE Group, Inc. 2006 Stock Incentive Plan in connection with the NYSE-Archipelago merger (Merger RSUs). These awards were made from the portion of the plan’s share reserve authorized by the merger agreement for grants to NYSE and subsidiary employees upon completion of the merger. One-half of these awards vested on the date of the NYSE-Archipelago merger (March 8, 2006) at the time of grant, one-fourth of these awards vested on the first anniversary of the merger (March 8, 2007) and the remaining one-fourth of these awards will vest on March 8, 2008, subject to an executive’s continued employment with NYSE Group. However, no shares underlying the vested portion of any RSU award will be delivered until the third anniversary of the grant date, unless otherwise determined by the HR&CC. As described in the preceding CD&A, of the named executives, only Ms. Kinney participated in the grant of Merger RSUs.

Because executives of NYSE Regulation may not trade in or hold any NYSE Group securities, the NYSE Regulation Board awarded its executives a one-time cash award (Merger Cash Award) in connection with the NYSE-Archipelago merger. One-third of these awards vested on the first anniversary of the NYSE-Archipelago merger (March 8, 2007), and the remaining two-thirds of these awards will vest in equal parts on March 8, 2008 and March 8, 2009, subject to the executive’s continued employment with NYSE Regulation.

2006 Annual Incentive Bonus Awards.    Effective February 2, 2007, the HR&CC granted options and RSU awards to eligible its employees under the Stock Incentive Plan as part of the 2006 annual performance bonus. These awards were made pursuant to the NYSE Group 2006 Annual Performance Bonus Plan, and awards granted under this plan may be made in any combination of cash or equity. Time-vested options may be exercised ratably over a three-year period beginning on February 3, 2008, and the RSUs awarded will vest ratably over the same period. Each option is exercisable, and each RSU award will vest ratably, over three years after the date of grant.

Total 2006 Grants.    The following table details all equity-based and non-equity-based awards granted by NYSE Group to the named executives for their performance in 2006.

Grants of Plan-Based Awards for 2006

Name	Grant Date(1)	Date of Board Action(2)	Stock Awards Number of Shares(3)	Option Awards(1)		Grant Date Fair Value of Equity Awards(4)
				Number of Shares	Exercise Price ($/ Sh)
NYSE Group
John A. Thain
RSU portion of 2006 Annual Bonus Option portion of 2006 Annual Bonus	2/3/2007 2/3/2007	1/3/07 1/3/07	30,151	30,102	$99.50	$ $	3,000,000 1,000,000
Gerald D. Putnam
RSU portion of 2006 Annual Bonus Option portion of 2006 Annual Bonus	2/3/2007 2/3/2007	1/3/07 1/3/07	19,786	19,755	$99.50	$ $	1,968,750 656,250
Catherine R. Kinney
RSU portion of 2006 Annual Bonus	2/3/2007	1/3/07	6,219				$618,750
Option portion of 2006 Annual Bonus Merger RSU grant	2/3/2007 3/8/2006	1/3/07 1/3/07	12,239	6,209	$99.50	$ $	206,250 826,133
Nelson Chai
RSU portion of 2006 Annual Bonus Option portion of 2006 Annual Bonus	2/3/2007 2/3/2007	1/3/07 1/3/07	6,219	6,209	$99.50	$ $	618,750 206,250

NYSE Regulation
Richard G. Ketchum(3)	—	—	—	—	—		—

(1)	This table includes awards granted in February 2007 in respect of the named executive’s performance in 2006. Although these awards were made in 2007, we thought it was appropriate to include them in this table because they are part of the 2006 annual performance award.
(2)	In January 2007, the HR&CC acted to award year-end equity-based awards for 2006 performance at its regular meeting, with grants effective on February 3, 2007. The exercise price of these awards was set at the closing price of our Common Stock on that day, $99.50; we released our fourth quarter earning results and year-end preliminary earning results before the opening of trading on February 2, 2007. The HR&CC expects that it will regularly award year-end grants at that time each year going forward.
(3)	None of the awards granted is subject to any additional performance-based condition.
(4)	This column represents the grant date fair value of equity awards granted in respect of service in 2006 under NYSE Group’s 2006 Stock Incentive Plan. The fair value of the option awards was estimated using the Black-Scholes option pricing model with the following assumptions: expected volatility of 30%; risk-free interest of 4.8%; expected term to exercise of 4.5 years; and no dividend yield. The fair value of the Merger RSU awards was determined according to the opening price of our Common Stock ($67.50) on March 8, 2006.

HOLDINGS OF PREVIOUSLY AWARDED EQUITY

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth outstanding equity awards held by each named executive as of December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards(1)						Stock Awards(2)
	Year Granted	Number Exercisable	Number Unexercisable	Exercise Price		Expiration Date	Number	Market Value
NYSE Group
John A. Thain	—	—	—		—	—	—	—
Gerald D. Putnam	2005 2004 2003	45,256 277,083 208,334	10,444 39,583 13,888	$ $ $	19.30 11.50 13.41	3/16/2015 8/12/2014 11/18/2013	—	—
Catherine R. Kinney	—	—	—		—	—	12,239	$1,189,630
Nelson Chai	2005 2004 2003 2000	20,839 12,403 72,917 72,222	4,809 8,750 4,861 —	$ $ $ $	19.30 11.50 13.41 20.25	3/16/2015 8/12/2014 11/18/2013 8/22/2010	—	—

NYSE Regulation
Richard G. Ketchum	—	—	—		—	—	—	—

(1)	Represents options granted to Messrs. Putnam and Chai as executive officers of Archipelago. These options converted to NYSE Group awards in connection with the NYSE-Archipelago merger. These option awards vest each year in equal installments from the dates of grant, with options having exercise prices of $19.30, $11.50 and $13.41, having been granted on March 16, 2005, August 12, 2004, and November 18, 2003, respectively.
(2)	This column represents RSU awards granted in connection with the NYSE-Archipelago merger. As of the date of this Annual Report on Form 10-K, 75% of the RSU awards were vested and the remaining 25% of the awards will vest on March 8, 2008, although no shares covered by the vested portion of the award will be delivered until March 8, 2009 (unless otherwise determined by the HR&CC). The market value of these RSU awards was determined based on $97.20 per share, the closing sale price of NYSE Group Common Stock on December 29, 2006.

OPTION EXERCISES AND STOCK VESTED DURING 2006

The following table sets forth the amounts realized by the named executives in 2006 as a result of the exercise of options and the vesting of stock awards.

Option Exercises and Stock Vested during 2006

Name	Option Awards Exercised in 2006		Stock Awards Vested in 2006
	Number of Shares	Value Realized(1)	Number of Shares		Value Realized(2)
NYSE Group
John A. Thain	—	—	—		—
Gerald D. Putnam	—	—	—		—
Catherine R. Kinney	—	—	6,119	(3)	$393,146	(3)
Nelson Chai(4)	93,929	$5,622,454	—		—

NYSE Regulation
Richard G. Ketchum	—	—	—		—

(1)	Represents the aggregate market value on date of exercise (closing sale price as reported in the NYSE Composite Transactions Report) less aggregate exercise price.

(2)	Represents the aggregate market value on the date of vesting (closing sale price as reported in the NYSE Composite Transactions Report).

(3)	Represents the portion of Merger RSUs granted under the 2006 Stock Incentive Plan that fully vested upon the date of grant. However, no shares covered by the vested portion of any Merger RSUs will be delivered until March 8, 2009, unless otherwise determined by the HR&CC.

(4)	Represents options granted to Mr. Chai as an executive officer of Archipelago.

POST-EMPLOYMENT COMPENSATION

PENSION BENEFITS

Before its merger with Archipelago, the NYSE maintained two defined pension benefit plans that provided retirement benefits to designated officers of the NYSE: the Qualified Retirement Plan for eligible employees of the NYSE and the Supplemental Executive Retirement Plan.

The Qualified Retirement Plan is a funded, tax-qualified, non-contributory defined benefit plan of the NYSE. Benefits under the Qualified Retirement Plan are based on a set percentage of the participant’s annual base salary during each year of employment, subject to certain alternative calculations to mirror a final average compensation plan. For Ms. Kinney, the set percentage is 2.35%. As an additional benefit that applies equally to all employees, Ms. Kinney also receives $100 for each year of service before January 1, 1981. The amount of annual compensation that may be considered in calculating benefits under the Qualified Retirement Plan is limited by law, which for 2006 was $220,000. Although normal retirement age under the plan is age 65, employees can retire at age 60 and receive an unreduced benefit under the plan, or, upon retirement at any time after they reach the age of 55, a participant can receive a reduced benefit. Employees become vested in their benefits upon completion of five years of service with the NYSE. Effective March 31, 2006, the Qualified Retirement Plan was frozen. Accrued benefits will continue to vest and will be paid according to the existing plan terms. No additional compensation or service credit has been or will be awarded after March 31, 2006.

The Supplemental Executive Retirement Plan (SERP) supplements the Qualified Retirement Plan (QRP) for employees who earned salaries above a specified threshold of $220,000 in 2006. The SERP provides a base benefit to participants who have completed at least 10 years of NYSE service or those who are employed by the

NYSE until age 55 and have participated in the SERP for at least 36 months of SERP participation. In general, the amount of benefit received is based upon years of service and the average of the participant’s highest 60 consecutive months of salary (plus, for senior officers, two-thirds of the bonus, not to exceed annual salary). Vested benefits do not become payable until the later of age 55 or the date of retirement. Generally, the benefit under the SERP is offset by benefits paid under the QRP and Social Security benefits, and is further reduced if benefit payments commence prior to age 60. Effective March 31, 2006, the SERP was frozen. Accrued benefits will continue to vest and will be paid according to the existing plan terms. No additional compensation or service credit has been or will be awarded after March 31, 2006.

Pursuant to a letter agreement between Ms. Kinney and the NYSE dated April 6, 2005, Ms. Kinney will receive a life annuity under the SERP equal to $1,000,000 per year if she terminates her employment at age 55; the life annuity will increase ratably each year until the life annuity under the SERP equals $1,250,000 per year at age 60, at which point she will receive a life annuity of $1,250,000 per year. In addition, Ms. Kinney will receive a life annuity of $900,000 per year beginning at age 55 if she terminates her employment prior to age 55.

The present value of the SERP benefits will be paid in ten annual payments in accordance with the terms of the SERP as soon as practicable after the date of her retirement. Any amounts payable to Ms. Kinney will be offset for Social Security benefits beginning at age 62.

The following table details the defined benefit plans in which each named executive participates. Mr. Thain does not participate in the NYSE’s Qualified Retirement Plan or the SERP. Messrs. Chai and Putnam were ineligible to participate in these plans, and Archipelago did not maintain a defined benefit pension plan.

2006 Pension Benefits

Name	Plan Name	Years of Credited Service	Present Value of Accumulated Benefit(1)	Payments During 2006
Catherine R. Kinney	Qualified Retirement Plan	29	$1,034,128	—
	Supplemental Executive Retirement Plan	32	11,420,136	—

Richard G. Ketchum	Qualified Retirement Plan	2	40,449	—
	Supplemental Executive Retirement Plan	2	380,850	—

(1)	Represents the aggregate market value on date of exercise (closing sale price as reported in the NYSE Composite Transactions Report) less aggregate exercise price. The present value has been calculated assuming a long-term rate of return of 8%, a discount rate of 6% and salary increase of 4% for 2006 under U.S. generally accepted accounting principles. The benefit is payable in various forms, which are actuarial equivalents of one another. The Company’s pension plans were frozen effective March 31, 2006. The present value has been calculated assuming the named executives remain in service until retirement at age 60, which is the age at which benefits can commence without a reduction. The payment at age 60 from the Qualified Retirement Plan is an annuity for the lifetime of the executive and for the Supplementary Plan is the 10-year payment equivalent in value to an annuity for the lifetime of the executive. The interest discount is the same as is used in financial accounting for the plans. The discount rates used as of December 31, 2006 are 6.00% for the Qualified Retirement Plan and 5.75% for the Supplementary Plan. A mortality assumption is used to determine the value of payments after retirement and is, once again, the same as is used for financial accounting purposes; the 1994 Group Annuity Mortality Table for the Qualified Retirement Plan and that same table projected to 2002 with an equal weighting of male and female mortality for the Supplementary Plan.

NONQUALIFIED DEFERRED COMPENSATION

NYSE Group maintains a variety of current and legacy deferred compensation plans that are not tax-qualified and that provide benefits based on executive or company contributions. The nonqualified deferred compensation plans in which the named executives participate are the Supplemental Executive Savings Plan, the Capital Accumulation Plan, the Long-Term Incentive Deferral Plan and the Incentive Compensation Plan (ICP) Award Deferral Plan.

Supplemental Executive Savings Plan.    The NYSE maintains a Supplemental Executive Savings Plan (SESP) to provide deferred compensation opportunities to employees who earn compensation over the limit set by the Internal Revenue Code for the NYSE’s tax qualified plans. Generally, employees are eligible to participate in the SESP if their base salaries exceed the Internal Revenue Code’s limit on annual contributions to a qualified savings plan ($44,000 in 2006) divided by 0.31. A participant’s account is also credited with earnings based on a measurement alternative selected by the participant from among generally available, publicly traded funds offered by several different fund providers. Participants are not limited in terms of how often they may move their investments between funds, but they cannot change the contribution amount during the year. Participants may elect to receive their account balances in a lump sum distribution or as annual installments following termination of employment. The HR&CC will continue to review the SESP to ensure compliance with Internal Revenue Code Section 409(a). If the participant elects an installment payout, the account is credited with earnings based on a measurement alternative selected by the participant from among a choice of funds.

The SESP is divided into three different plans: SESP A, SESP B, and SESP C. Participation in one, two, or all three of these plans depends on how much the employees earn and how much they contribute to the SESP.

•

SESP A.    This plan is intended to be an excess plan, which allows employees to defer the percentage of their base salaries up to $220,000 in 2006 that cannot be contributed to the qualified savings plan because of the $44,000 Internal Revenue Code contribution limit.

•

SESP B.    Employees were eligible to contribute to SESP B if their annual salaries exceeded $220,000 in 2006. This plan is also intended to be an excess plan, and it generally allows employees to defer up to 25% of their base salaries over $220,000 on a before-tax basis. The NYSE matches the first 6% of base salary that an employee contributes to the plan.

•

SESP C.    Employees were eligible to contribute to SESP C if their annual salaries exceeded $220,000 in 2006. This plan allows an employee to contribute more than 25% of his or her base salary on a before-tax basis.

Participants prior to January 1, 2006 were always 100% vested in their pre-tax contributions, matching contributions by the NYSE and any earnings or losses thereon. Effective January 1, 2006, matching contributions for new employees will vest at the rate of 20% per year for the first five years of recognized service.

Capital Accumulation Plan.    The NYSE sponsored a Capital Accumulation Plan (CAP) for designated senior executives through the end of 2003. Effective January 1, 2004, the CAP was frozen, and no further credits have been made for services performed after December 31, 2003. Existing awards will continue to vest in accordance with the plan and will be distributed upon termination of employment. The plan provided supplemental retirement benefits to a select group of management and highly compensated employees of the NYSE who were designated as eligible to participate in the plan by the HR&CC of the NYSE Board of Directors. The plan is “unfunded” and is not intended to qualify under Section 401(a) of the Internal Revenue Code.

Historically under the CAP, participating executives were credited each year with an amount based upon a percentage of their Annual Bonus Plan award, and 100% of such amount was automatically deferred. These awards vest, for each executive, between the ages of 55 and 60, and are transferred into a Rabbi Trust as they vest. Unvested CAP amounts earn interest based upon the 10-year Treasury Bond rate as of December 31 of the prior year. Participants may elect to receive their vested account balances in a lump sum distribution or as annual installments following termination of employment. If the participant elects an installment payout, the account is credited with earnings based on a measurement alternative selected by the participant from among a choice of funds.

Long-Term Incentive Deferral Plan.    The NYSE sponsored a Long-Term Incentive Deferral Plan for designated senior executives through the end of fiscal year 2000. The plan permitted eligible executives to elect to defer receipt of the full amount or a portion of their long-term performance awards. Effective May 1, 2001, the Long-Term Incentive Deferral Plan was frozen. A few executives have deferred balances under this plan that will be paid upon their termination or retirement. Participants may elect to receive their vested account balances in a lump sum distribution or as annual installments following termination of employment. If the participant elects an installment payout, the account is credited with earnings based on a measurement alternative selected by the participant from among a choice of funds.

ICP Award Deferral Plan.    The ICP Award Deferral Plan permits senior officers of the NYSE to elect to defer receipt of the full amount or a portion of their bonuses under the Annual Bonus Plan. Participants may elect to receive their vested account balances in a lump sum distribution or as annual installments following termination of employment. If the participant elects an installment payout, the account is credited with earnings based on a measurement alternative selected by the participant from among a choice of funds.

Nonqualified Deferred Compensation

Name	Executive Contributions in 2006(1)	NYSE Group Contributions in 2006(2)	Earnings in 2006(3)	Withdrawals/ Distributions in 2006	Aggregate Balance at 12/31/06
NYSE Group
John A. Thain	$120,000	$120,000	$73,845	—	$816,671
Gerald D. Putnam	—	—	—	—	—
Catherine R. Kinney	1,445,235	36,346	1,314,937	—	13,421,658	(4)
Nelson Chai	19,687	19,687	1,764	—	41,138

NYSE Regulation
Richard G. Ketchum	32,238	32,238	20,192	—	248,850

(1)	These contributions represent salary and annual bonus deferred into the nonqualified deferred compensation plans. All of these amounts appeared in the “Summary Compensation Table.”

(2)	These contributions represent NYSE Group matching contributions into the nonqualified deferred compensation plans. All of these amounts appeared in the “Summary Compensation Table.”

(3)	These earnings consist primarily of market gains and losses as well as dividends paid on equity investments. These earnings did not appear as compensation in the “Summary Compensation Table.”

(4)	Includes $3,405,954 corresponding to unvested Capital Accumulation Plan awards. See “—Capital Accumulation Plan” described above.

POTENTIAL PAYMENTS ON TERMINATION AND CHANGE-IN-CONTROL

NYSE Group provides only limited termination entitlements. None of the named executives is party to any employment or severance agreement that provides special severance or similar rights upon terminations or upon a change-in-control. However, we have instituted a general severance policy for all employees and provide generally applicable termination protection in regards to our equity-based awards. We also provide additional change-in-control benefits in connection with our equity-based compensation and have instituted provisions that allow us to recover the equity-based awards of employees who engage in activities detrimental to NYSE Group.

NYSE Group Severance Pay Plan.    All employees of NYSE Group (other than those covered by a collective bargaining agreement or those who are non-expatriate foreign employees) are eligible to participate in the Severance Pay Plan. The Severance Pay Plan provides for basic and enhanced severance benefits on certain involuntary terminations of employment without cause. Basic severance benefits are equal to two weeks of an employee’s base salary, less any other severance payments that the employee receives from NYSE Group. Managerial/professional employees are eligible for enhanced severance benefits. Enhanced severance is generally calculated at two weeks of base pay per year of service for up to a maximum of 52 weeks, less any other severance the employee receives from NYSE Group. Payment of enhanced severance benefits is conditioned upon the employee’s execution of a release of claims in favor of NYSE Group and its related entities. In connection with the release, the recipient must uphold an ongoing covenant (1) to refrain from disclosing the terms of the release or confidential information relating to NYSE Group or its related entities, (2) to refrain from disparaging, directly or indirectly, NYSE Group or its related entities and (3) to cooperate with NYSE Group in regards to any litigation, investigations or proceedings that occurred during the term of employment and in which the employee was involved or otherwise had knowledge. All severance benefits are paid in equal installments in accordance with NYSE Group’s regular payroll practices until the participant has received the full amount of severance benefits due, typically two weeks.

To be eligible for basic and enhanced severance, a participant must be terminated by NYSE Group without cause as a result of job elimination, job discontinuation, office closing, reduction in force, business restructuring or such other circumstances as the plan administrator deems appropriate for the payment of severance. Under the plan, “cause” generally means (1) failing to satisfactorily perform one’s responsibilities or to observe Company policies, (2) seeking personal gain at the expense of the Company, (3) improperly disclosing proprietary information or trade secrets of the Company, (4) falsifying Company records or documents, (5) engaging in illegal conduct or other misconduct that is injurious to the Company, that would disqualify an employee from continued employment under applicable law or certain other misconduct (such as embezzlement, breach of fiduciary duty, acts or threats of violence or insubordination) or (6) a conviction of, or plea of nolo contendere with respect to, a felony or crime of moral turpitude.

Among the named executives, Messrs. Putnam and Chai were not eligible to participate, and Mr. Thain did not participate, in the Severance Pay Plan. Assuming Ms. Kinney and Mr. Ketchum were terminated without cause on the last business day of fiscal year 2006, Ms. Kinney would have been eligible to receive $750,000 payable in bi-weekly installments over a period of 52 weeks, and Mr. Ketchum would have been eligible to receive $86,538 payable in bi-weekly installments over a period of 6 weeks, under the enhanced Severance Pay Plan.

NYSE Group Equity Awards.

Involuntary Termination and Retirement Provisions in Equity-Based Awards.    NYSE Group’s equity-based awards generally provide termination protection if a recipient’s employment is terminated by NYSE Group or an affiliate without cause due to downsizing, disability or death of a recipient or if a recipient retires after age 55. Under the terms of these equity award agreements, which apply equally to all recipients, the unvested portion of most outstanding awards will automatically become fully vested upon such terminations.

We did not adopt the same treatment for the Merger RSUs or for the Merger Cash Awards. Recipients generally forfeit unvested Merger RSUs or Merger Cash Awards on any termination, unless the HR&CC (or the NYSE Regulation Board, as the case may be) exercises discretion to accelerate vesting. However, for Merger Cash Awards, in the event a recipient retires after age 55, the portion of the award that would have vested on the first scheduled vesting date following the recipient’s retirement shall vest on the date of the recipient’s retirement. As the only regulatory executive among the named executives, Mr. Ketchum would have been eligible to receive a single lump sum cash payment in the amount of $150,000 in acceleration of his outstanding Merger Cash Award if he had retired on the last business day of fiscal year 2006.

For purposes of all NYSE Group equity-based awards and the Merger Cash Awards, “cause” generally means the willful failure, or refusal, to substantially perform one’s responsibilities, willfully engaging in illegal conduct, dishonesty, fraud or other misconduct that could have a material adverse effect on NYSE Group, a felony conviction, guilty plea or plea having a similar effect by an executive and any other conduct that would disqualify an executive from continued employment under applicable law.

Change-in-Control Provisions in Equity-Based Awards.    In the event of a change-in-control of NYSE Group, the unvested portion of all outstanding equity-based awards will automatically become fully vested. A “change-in-control” generally means (1) a change in the majority control of NYSE Group, (2) a change in the majority control of our Board of Directors, (3) the consummation of certain business combinations, such as a reorganization, merger, share exchange or sale of all or substantially all of the assets of NYSE Group, if our shareholders before the combination do not hold the majority of the shares of the resulting company and the members of our Board of Directors do not hold the majority of seats on the board of the resulting company, or (4) approval of a liquidation or dissolution of NYSE Group by our shareholders. If a change-in-control of NYSE Group had occurred on the last business day of fiscal year 2006, Ms. Kinney would have received $594,515 in acceleration of outstanding Merger RSUs (based on the closing market price of NYSE Group shares on that day). These RSUs would have been delivered in 2009 (in accordance with their terms).

Forfeitures of Outstanding Awards.    All awards under the 2006 Stock Incentive Plan (other than RSUs) and the Merger Cash Awards are subject to a recipient’s covenant not to engage in “detrimental activity,” such as disclosure of confidential facts, disparagement of NYSE Group or its affiliates or any activity that would constitute grounds for a termination for cause. If a named executive engages in any detrimental activity or is terminated for cause, then he or she shall forfeit all such outstanding awards (whether vested or unvested). However, in terms of RSUs, unvested RSUs shall only be forfeited in the event of a termination for cause, and any vested RSUs will be delivered to the recipient.

Other Outstanding Equity Awards.    In connection with the NYSE-Archipelago merger, Messrs. Putnam and Chai received stock option awards, a majority of which vested prior to the merger. The unvested portion of these awards shall automatically become fully vested in the event of a termination other than for cause (as defined above) or, following a change-in-control, a recipient voluntarily resigns for good reason. NYSE Group must also cover an executive’s relocation expenses up to $20,000 upon any such termination. Additionally, these option awards provide tax gross-ups in the event an executive incurs any penalties or interest with respect to any “golden parachute” excise tax imposed by Section 4999 of the Internal Revenue Code. For purposes of these equity awards, a “change-in-control” generally means (1) a change in 40% of the control of NYSE Group, other than certain acquisitions by or on behalf of NYSE Group or an executive or those made upon NYSE Group’s direction, (2) a change in majority control of the Board or (3) the consummation of certain business combinations, such as a reorganization, merger, share exchange or sale of all or substantially all of the assets of NYSE Group, unless 55% of the total voting power of the surviving entity is represented by NYSE Group securities and the change-in-control events discussed in (1) and (2) do not occur as a result of the transaction. In addition, “good reason” generally means an adverse change in an executive’s title, position, status, duties or responsibilities with NYSE Group (or its subsidiaries) as in effect immediately prior to a change-in-control, a reduction in an executive’s base salary rate or annual performance bonus target following a change-in-control, certain relocation and travel requirements inconsistent with an executive’s prior obligations and NYSE Group’s inability to obtain an assumption agreement from any successor entity.

Vesting of these awards remains subject to a recipient’s covenant not to engage in certain detrimental activity during the term of a recipient’s employment. “Detrimental activity” generally includes, direct or indirect, impermissible solicitation of a client or prospective client of NYSE Group or its affiliates, interference with or damage to, or an attempt to interfere with or damage, any client relationship between NYSE Group or its affiliates and any such client or prospective client, impermissible solicitation of any employee, or person employed within the last six months, by NYSE Group or its affiliates or disclosure of any confidential information of NYSE Group to any third party or use of any such confidential information for one’s personal benefit or for the benefit of others.

In the event of a termination for cause or a voluntary termination following an event that would be grounds for a termination for cause, all stock options, exercisable or unexercisable, shall be forfeited. Assuming Messrs. Putnam and Chai were terminated without cause, or voluntarily resigned for good reason, on the last business day of fiscal year 2006, the value of their vested options (based on a closing price of $97.20 on December 29, 2006 for NYSE Group’s Common Stock) would be $466,900 and $129,232, respectively. These options awards are exercisable for a one-year period between March 8, 2007 and March 8, 2008.

Pension Plans and Defined Contribution Deferred Compensation Plans.    The named executives are also eligible to receive certain benefits upon retirement under the pension plans and defined contribution deferred compensation plans as described in the preceding two sections (“Pension Benefits” and “Nonqualified Deferred Compensation.

Director Compensation

Pursuant to the NYSE Group’s Directors’ Compensation Policy, as of June 1, 2006, our directors (other than the chairman and chief executive officer) approved a new director compensation plan under which they are entitled to an annual fee of $100,000 for their services as an NYSE Group director. The chairman of the board is entitled to an annual fee of $350,000 for his services as chairman. The foregoing annual fees are payable 50% in cash and 50% in restricted stock units granted under the 2006 Stock Incentive Plan. The restricted stock units granted to each director will be distributed after the director’s retirement, resignation or other termination (except for cause). Additional annual fees, payable entirely in cash, of (a) $25,000 are payable to the chairperson of the Audit Committee and (b) $10,000 are payable to the chairpersons of the Nominating & Governance Committee and the Human Resources and Compensation Committee, and to all members of the Audit Committee other than the chairperson. These additional annual fees are not payable to the chairman of the board, should he serve in any of the capacities for which additional annual fees are payable. The directors’ 2006 equity compensation was prorated to account for an anticipated 10-month interval between NYSE Group annual meetings. NYSE Group directors are also reimbursed for their out-of-pocket travel expenses. Prior to June 1, 2006, the NYSE Group chairman received an annual stipend of $250,000 and each director received an annual stipend of $75,000. All stipends were paid in cash.

In addition to their compensation for service on the NYSE Group Board, Directors Jackson, Brown and McNulty each receive an annual fee of $50,000 cash for their service as directors on the board of NYSE Regulation, Inc., and Dr. Jackson receives an additional $25,000 for chairing the NYSE Regulation board.

Name(a)	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Marshall N. Carter	$206,250	$145,833	$352,083
Ellyn L. Brown	89,583	41,667	131,250
William E. Ford	60,417	41,667	102,084
Shirley Ann Jackson	104,167	41,667	145,834
James S. McDonald	75,000	41,667	116,667
Duncan M. McFarland(2)	29,167	41,667	70,834
James J. McNulty	74,583	41,667	116,250
Alice M. Rivlin	66,250	41,667	107,917
Robert B. Shapiro	72,083	41,667	113,750
Karl von der Heyden	66,250	41,667	107,917

(1)	This column represents the dollar amount recognized by NYSE Group for financial statement reporting purposes in 2006 of RSUs granted in 2006. The compensation expense for these RSUs awards is based on the market price of our Common Stock on the grant date ($59.80) and was recognized entirely in 2006.
(2)	Mr. McFarland was elected to the NYSE Group board on June 1, 2006.

Annex C

INDEPENDENCE POLICY OF THE

NYSE EURONEXT BOARD OF DIRECTORS

Purpose

The purpose of this Policy is to set forth the independence requirements that shall apply to the members of the Board of Directors (the “Board”) of NYSE Euronext.

Independence Requirements

1. Each Director (other than the Chief Executive Officer and the Deputy Chief Executive Officer), including the Chairman of the Board and the Deputy Chairman of the Board if not also the Chief Executive Officer or the Deputy Chief Executive Officer, shall be independent within the meaning of this Policy. A list of the Directors shall be maintained on NYSE Euronext’s web site.

2. A Director shall be independent only if the Board determines that the Director does not have any material relationships with NYSE Euronext and its subsidiaries. When assessing a Director’s relationships and interests, the Board shall consider the issue not merely from the standpoint of the Director, but also from the standpoint of persons or organizations with which the Director is affiliated1 or associated.

3. In making independence determinations, the Board shall consider the special responsibilities of a Director in light of the fact that NYSE Euronext controls entities that are U.S. self-regulatory organizations and U.S. national securities exchanges subject to the supervision of the U.S. Securities and Exchange Commission and entities that are European securities exchanges subject to the supervision of European regulators, including the Dutch Minister of Finance, the French Minister of the Economy, the French Financial Market Authority (Autorité des Marchés Financiers), the Netherlands Authority for the Financial Markets (Autoriteit Financiele Markten), the Belgian Banking, Finance, and Insurance Commission (Commission Bancaire, Financière, et des Assurances), the French Committee of Credit Establishments and Investment Undertakings (Comité des Etablissements de Crédit et des Enterprises d’Investissement – CECEI), the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários – CMVM) and the U.K. Financial Services Authority (FSA), in each case only to the extent that it has authority and jurisdiction in the particular context.

4. The Board shall make an independence determination with respect to each Director required to be independent hereunder upon the Director’s nomination or appointment to the Board and thereafter at such times as the Board considers advisable in light of the Director’s circumstances and any changes to this Policy, but in any event not less frequently than annually.

5. It shall be the responsibility of each Director to inform the Chairman of the Board and the Chairman of the Nominating & Governance Committee2 promptly and otherwise as requested of the existence of such relationships and interests which might reasonably be considered to bear on the Director’s independence.

6. Any Director required to be independent hereunder whom the Board otherwise determines not to be independent under this Policy shall be deemed to have tendered his or her resignation for consideration by the Board, and such resignation shall not be effective unless and until accepted by the Board.

[1]

An “affiliate” of, or a person “affiliated” with, a specific person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

[2]	As applied to the board of NYSE Regulation, Inc., this reference is to the Nominating and Governance Committee of NYSE Regulation, Inc.

Independence Qualifications

1. In making an independence determination with respect to any Director or Director candidate, the Board shall consider the standards below with respect to relationships or interests of the Director or Director candidate with or in

(a) NYSE Euronext and its subsidiaries;

(b) members and allied members (as defined in paragraphs (a) and (c), respectively, of Rule 2 of New York Stock Exchange LLC), allied persons (as defined in Rule 1.1(b) of NYSE Arca, Inc. and Rule 1.1(c) of NYSE Arca Equities, Inc.) and OTP Holders of NYSE Arca, Inc. (as defined in Rule 1.1(q) of NYSE Arca, Inc.);

(c) member organizations of New York Stock Exchange LLC (as defined in paragraph (b) of Rule 2 of New York Stock Exchange LLC), OTP Firms of NYSE Arca, Inc. (as defined in Rules 1.1(r) of NYSE Arca, Inc.) and ETP Holders of NYSE Arca Equities, Inc. (as defined in Rule 1.1(n) of NYSE Arca Equities, Inc.) (collectively, “Member Organizations”) and non-member broker-dealers that are registered under the U.S. Securities Exchange Act of 1934, as amended, and engage in business involving substantial direct contact with securities customers (“Non-Member Broker-Dealers”); and

(d) issuers of securities listed on New York Stock Exchange LLC or on NYSE Arca, Inc.

The standards relating to category (a) are the same as those that New York Stock Exchange LLC applies to its own listed companies. The standards relating to categories (b), (c) and (d) stem from the differing regulatory responsibilities and roles that New York Stock Exchange LLC and NYSE Arca, Inc. exercise in overseeing the organizations and companies included in those categories.

2. The term “approved person” used herein has the meaning set forth in the Rules of New York Stock Exchange LLC, NYSE Arca, Inc. and NYSE Arca Equities, Inc.

3. The term “immediate family member” with respect to any Director has the meaning set forth in the NYSE Listed Company Manual.

4. The term “U.S. Listed Company” means a company (other than a Member Organization) whose securities are listed on New York Stock Exchange LLC or on NYSE Arca, Inc.

5. The following independence criteria shall apply:

Independence from NYSE Euronext and its Subsidiaries

A Director is not independent if the Director or an immediate family member of the Director has or had a relationship or interest with or in NYSE Euronext or its subsidiaries that, if such relationship or interest existed with respect to a U.S. Listed Company on the New York Stock Exchange LLC, would preclude a Director of the U.S. Listed Company from being considered an independent Director of the U.S. Listed Company pursuant to Section 303A.02(a) or (b) of the NYSE Listed Company Manual.3

Members, Allied Members, Allied Persons and Approved Persons

A Director is not independent if he or she is, or within the last three years was, or has an immediate family member who is, or within the last three years was, a member, allied member, allied person or approved person (in each case as defined above).

[3]	The relevant sections of the NYSE Listed Company Manual and commentary are available on the website at www.nyse.com/pdfs/finalcorpgovrules.pdf.

Member Organizations

A Director is not independent if the Director (a) is, or within the last three years was, employed by a Member Organization, (b) has an immediate family member who is, or within the last three years was, an executive officer of a Member Organization, (c) has within the last three years received from any Member Organization more than $100,000 per year in direct compensation, or received from Member Organizations in the aggregate an amount of direct compensation which in any one year is more than 10 percent of the Director’s annual gross income for such year, excluding in each case Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), or (d) is affiliated, directly or indirectly, with a Member Organization; provided, however, that a director of an affiliate of a Member Organization shall not per se fail to be independent. A director of an affiliate of a Member Organization, however, cannot qualify as an independent director of New York Stock Exchange LLC, NYSE Market, Inc. or NYSE Regulation, Inc.

Non-Member Broker-Dealers

A Director is not independent if the Director is employed by or affiliated, directly or indirectly, with a Non-Member Broker-Dealer.

Listed Companies

A Director is not independent if the Director is an executive officer of an issuer of securities listed on New York Stock Exchange LLC or NYSE Arca, Inc., unless such issuer is a “foreign private issuer” as defined under Rule 3b-4 promulgated under the U.S. Securities Exchange Act of 1934, as amended (a “Foreign Private Issuer”). A Director who is an executive officer of a Foreign Private Issuer shall not per se fail to be independent. An executive officer of an issuer whose securities are listed on New York Stock Exchange LLC or NYSE Arca, Inc. (regardless of whether such issuer is a Foreign Private Issuer) cannot qualify as an independent director of New York Stock Exchange LLC, NYSE Market, Inc. or NYSE Regulation, Inc.

Disclosure of Charitable Relationships

NYSE Euronext shall make disclosure of any charitable relationship that a U.S. Listed Company would be required to disclose pursuant to NYSE Listed Company Manual Section 303A.02(b)(v) and commentary. Gifts by NYSE Euronext shall not favor charities on which any Director serves as an executive officer or member of the board of trustees or directors or comparable governing body.

Transition Period

The independence requirements set forth in this Policy shall not apply to the European Persons on the Board until the annual meeting of the stockholders of NYSE Euronext in 2008. A European Person on the Board who does not satisfy the independence requirements of this Policy but for the prior sentence, however, cannot qualify as an independent director of New York Stock Exchange LLC, NYSE Market, Inc. or NYSE Regulation, Inc.

Additional Independence Requirement

Notwithstanding the foregoing, the sum of (a) executive officers of Foreign Private Issuers (including, for the avoidance of doubt, companies whose securities are listed on any Euronext exchange), (b) executive officers of NYSE Euronext, (c) European Persons on the Board who do not satisfy the independence requirements of this Policy but for the “Transition Period” provision set forth above, and (d) directors of affiliates of Member Organizations, together, shall constitute no more than a minority of the total number of Directors of NYSE Euronext.

NYSE Euronext.

NYSE EURONEXT 11 WALL STREET NEW YORK, NY 10005

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. New York time, June 6, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. New York time, June 6, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NYSE Euronext, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you need help with voting, please call 1 (866) 877 - 6019 for assistance.

If you vote by Phone or Internet, please do not mail your Proxy Card.

THANK YOU FOR VOTING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

NYSEE1

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NYSE EURONEXT

The Board of Directors Recommends a Vote FOR Items 1 and 2.

Vote On Directors

1. Election of directors. The Board of Directors recommends a vote FOR the election of all twenty two members of the Company’s Board of Directors for a term expiring in 2008.

Nominees:

01) Ellyn L. Brown     02) Marshall N. Carter     03) Sir George Cox     04) André Dirckx     05) William E. Ford     06) Jan-Michiel Hessels     07) Sylvain Hefes     08) Dominique Hoenn     09) Patrick Houël     10) Shirley Ann Jackson     11) James S. McDonald     12) Duncan McFarland     13) James J. McNulty     14) Baron Jean Peterbroeck     15) Alice M. Rivlin     16) Ricardo Salgado     17) Robert B. Shapiro     18) Rijnhard van Tets     19) John A. Thain     20) Jean-François Théodore     21) Karl M. von der Heyden     22) Sir Brian Williamson

For All     Withhold All     For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote On Proposal

2. To ratify the appointment of PricewaterhouseCoopers LLP as NYSE Euronext’s independent registered public accountants for the fiscal year ending December 31, 2007.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

For     Against     Abstain

For address changes and/or comments, please check this box and write them on the back where indicated.

Yes     No

Please indicate if you plan to attend this meeting.

Signature(s) in Box

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]     Date     Signature (Joint Owners)     Date

NYSE Euronext.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, June 7, 2007 8:00 a.m. New York time 11 Wall Street New York, NY 10005

ADMISSION TICKET

ACCESS PROXY MATERIALS BY INTERNET

If you are a registered stockholder and would like to access the proxy materials electronically next year, please indicate your consent at the following internet address: http://enroll.icsdelivery.com/nyx

Please detach here and present this ticket for admission to meeting.

NYSE Euronext 11 Wall Street New York, NY 10005

Annual Meeting Proxy Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON JUNE 7, 2007.

Jan-Michiel Hessels, Marshall N. Carter, John A. Thain and Jean-François Théodore (the “Proxyholders”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of NYSE Euronext (the “Company”), to be held on Thursday, June 7, 2007, at 11 Wall Street, New York, NY, at 8:00 a.m. New York time, and any adjournments or postponements thereof.

SEE REVERSE SIDE: If you wish to vote in accordance with the Board of Directors’ recommendations, just sign and date on the reverse side. You need not mark any boxes.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxyholders will have authority to vote FOR the election of all directors, and FOR item 2. In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the Annual Meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE